Exhibit 1.1

BOOK TWO THOUSAND THREE HUNDRED SEVENTY FIVE.
INSTRUMENT NINETY THOUSAND SEVEN HUNDRED AND SEVENTY TWO.

IN MEXICO CITY, FEDERAL DISTRICT, April the twenty first of the year two thousand and fourteen, MIGUEL ALESSIO ROBLES, notary public number nineteen, hereby affirm to the ATTESTATION OF THE BY-LAWS of “GRUPO FINANCIERO SANTANDER” STOCK EXCHANGE VARIABLE CAPITAL CORPORATION, registered by ROCIO ERIKA BULHOSEN ARACIL, in her capacity as alternate secretary of the board of directors, in the following terms:

PRECEDENTS:

I. By public deed one hundred and fifty three thousand, four hundred, issued on November fourteen of the year one thousand nine hundred and ninety-one, before the undersigned notary public, acting then as associate in the protocol of the notary’s office number thirty-one, of which Don Mario Monroy Estrada used to be holder, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand two hundred and seventy, “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION was constituted, with fiscal address in Mexico, Federal District, indefinite duration and minimum fixed capital without the right of withdrawal of eighty thousand one million pesos.

II. By public deed one hundred and fifty four thousand four hundred and twenty-six, issued on April fourteen of the year one thousand nine hundred and ninety-two, before the undersigned notary public, acting then as associate in the protocol of the notary’s office number thirty-one, of which Don Mario Monroy Estrada used to be holder, inscribed in the Public Register of Commerce of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the formalization of the minute of the extraordinary general meeting of shareholders of “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, held on November twenty two of the year one thousand nine hundred and ninety-one, in which, among other agreements, it was decided to increase the fixed minimum part of the capital of the corporation, leaving the said capital in the amount of two hundred fifty three thousand, five hundred and eighty-two million pesos and amendment the by-laws of the corporation in full.

III. By public deed one hundred and fifty four thousand, six hundred and twenty-eight, issued on May twenty of the year one thousand nine hundred and ninety-two, before the undersigned notary public, acting then as associated to the protocol of the notary’s office thirty-one, of which Don Mario Monroy Estrada used to be holder, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the formalization of the minute of the ordinary and extraordinary general meeting of shareholders of “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, held on November twenty-two of the year one thousand nine hundred and ninety-two, in which, among other agreements, it was decided to increase the capital of the society on its fixed minimum part, leaving the said capital in the amount of three billion, one hundred thousand million pesos and amendment articles two, six and nine of the by-laws.

IV. By public deed seventy seven thousand, five hundred and ninety-two, issued on December eight of the year one thousand nine hundred and ninety-three, before Ignacio Soto Borja y Anda, notary public one hundred and twenty-nine of the Federal District, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders meeting of “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, held on April twenty-eight of the year one thousand nine hundred and ninety-three, was formalized; in which, among other agreements, it was decided to amend articles two, seven, ten, thirteen, twenty and forty of the by-laws.

V. By public deed number seventy-nine thousand, nine hundred and fifty eight, issued on May thirty of the year one thousand nine hundred and ninety-four, before the same notary public as the previous one, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, amended article seven of its by-laws.

VI. By public deed number eighty thousand, three hundred and fifty eight, issued on July eight of the year one thousand nine hundred and ninety-four, before the same notary public as the previous one, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand two hundred and seventy, “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, article two of its by-laws was amended.

VII. By public deed number eighty three thousand one hundred and eighty six, issued on April three of the year one thousand nine hundred and ninety-five, before the same notary public as the previous one, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand two hundred and seventy, “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, articles six, seven and thirteen of its by-laws were amended.

VIII. By public deed eighty-eight thousand, four hundred and thirty-one, issued on October twenty-three of the year one thousand nine hundred and ninety-six, before the same notary public as the previous one, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, held on December twenty-nine in the year one thousand nine hundred and ninety-five was formalized, in which, among other agreements, it was decided to increase the capital stock on its fixed minimum part in the sum of seven hundred million pesos, to leave the said capital in the total sum of three thousand, eight hundred million pesos as well as amendment article six of the by-laws.

IX. By public deed two hundred sixty eight thousand, three hundred and sixteen, issued on May nineteen of the year one thousand nine hundred and ninety-seven, before Georgina Schila Olivera González, notary public two hundred and seven of the Federal District, acting associated in the protocol of the notary’s office number ten, of which Thomas Lozano Molina is holder, inscribed in the Commercial Public Registry of the city, in the mercantile folio number one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and general special shareholders’ meeting of “GRUPO FINANCIERO INVERMÉXICO” VARIABLE CAPITAL CORPORATION, held on April twenty-one of year one thousand nine hundred ninety-seven was formalized; in which, among other agreements, it was decided to adopt the system of holding subsidiary corporation, under the terms of the Law Regulating Financial Groups, to reduce the unsubscribed capital in the amount of one hundred eight million, six hundred and eighty-eight thousand, four hundred eighteen pesos; to increase the capital in its fixed minimum part in the amount of one thousand, six hundred and sixty-three million, eight hundred eleven thousand, two hundred and fifty one pesos, in consequence leaving the said capital in the total amount of four thousand one hundred and forty-nine million and fifty-six thousand, eight hundred and forty three pesos; to change the name of the corporation to “GRUPO FINANCIERO SANTANDER MEXICANO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY and amendment their by-laws in full.

X. By public deed fifty three thousand and fifteen, issued on March sixteen of the year one thousand nine hundred and ninety-eight, in the presence of the undersigned notary, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the extraordinary shareholders general meeting of “GRUPO FINANCIERO SANTANDER MEXICANO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on October thirty-first of the year one thousand nine hundred and ninety-seven, was formalized; in which, among other agreements, it was decided to merge the corporation as a merger corporation that subsists and of “GRUPO FINANCIERO SANTANDER MEXICO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, as merged corporation that disappeared; to increase the capital stock in its fixed minimum part, to leave the capital stock in the sum of four thousand, eight hundred seventy million, twenty-eight thousand, four hundred and forty-two pesos; and to amend article seven of the by-laws.

XI. By public deed number fifty-five thousand, seven hundred and sixty six, issued on May ten of the year one thousand nine hundred and ninety-nine, before the undersigned notary, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, A VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on June first of the year one thousand nine hundred and ninety-eight, was formalized; in which, among other agreements, the following was decided:

1.	Reduce the unsubscribed capital of the corporation in the amount of eight hundred and ten million, four hundred and forty-two thousand and fourteen pesos;

2.
Increase the capital stock in its fixed minimum part, in the sum of one thousand two hundred and seventy-three million, six hundred, twelve thousand seven hundred and seventeen pesos, leaving the capital in the sum of five thousand three hundred and thirty three million one hundred and ninety nine thousand, one hundred and forty-five pesos;

3.
Divestiture of “BANCO SANTANDER DE NEGOCIOS MEXICO”, COMMERCIAL BANK of “GRUPO FINANCIERO SANTANDER MEXICANO”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, as well as the termination of the sole agreement of responsibilities, between them; and

4.	Amendment of articles two and seven of the by-laws.

XII. By public deed number fifty-six thousand four hundred and ninety six, issued on August twenty-four of the year one thousand nine hundred and ninety-nine, before undersigned notary, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, A VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on March twenty-three of the year one thousand nine hundred and ninety-nine, was formalized; in which, among other agreements, it was decided to amend articles eight, nine, ten, twenty-eight, thirty and forty-five of the by-laws.

XIII. By public deed number fifty-seven thousand four hundred seventy seven, issued on January nineteen of the year two thousand, before the undersigned notary, registered in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, A VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on September twenty-three of the year one thousand, nine hundred and ninety-nine was formalized; in which, among other agreements, it was decided to amend article two of the by-laws.

XIV. By public deed number fifty-eight thousand, five hundred and sixty three, issued on July third of the year two thousand, before the undersigned notary, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on November seventeen of the year one thousand nine hundred and ninety-nine, was formalized; in which, among other agreements, the following was decided:

1.
The reduction of the unsubscribed capital stock in the amount of two hundred and seventy-nine million, nine hundred and fifty-three thousand, four hundred and forty-three pesos, leaving the capital in the amount of five thousand and fifty three million, two hundred and forty-five thousand, seven hundred and two pesos;

2.
the increase of the capital stock in its fixed minimum part in the amount of seven thousand seven hundred and forty four million, four hundred twenty-five thousand, five hundred twenty pesos, in order to be arrive at the amount of twelve thousand seven hundred and ninety-seven million, six hundred threescore and one thousand two hundred twenty-five pesos; and

3.	Amendment of article seven of the by-laws.

XV. By public deed number fifty-nine thousand and twenty-one, issued on August eleven of the year two thousand, before the undersigned notary, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and extraordinary shareholders general meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, celebrated on March twenty-nine of the year two thousand was formalized; in which, among other agreements, it was decided to amend article seven of the by-laws, given that the fixed minimum capital was reduced by the amount of four thousand one hundred and fifty three million, three hundred and fifty four, one thousand nine hundred and seventy six pesos, so that the said capital came to the amount of eight thousand six hundred and forty four million, three hundred and sixteen thousand, two hundred and forty-nine pesos.

XVI. By public deed number fifty-nine thousand, seven hundred and forty four, issued on November twenty-nine of the year two thousand, before the undersigned notary, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty five thousand, two hundred and seventy, one hundred and fifteen thousand, six hundred and seventy five, the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, A VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on August ten, of the year two thousand, was formalized; in which, among other agreements, the following was decided:

1.
Merge of “GRUPO FINANCIERO SANTANDER MEXICANO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, as acquiring and surviving corporation and “GRUPO FINANCIERO SERFIN” CORPORATION, as acquired and disappearing corporation; and

2.	Amendment of article two of the by-laws.

XVII. By public deed sixty thousand, five hundred fifty seven, issued on April three of the year two thousand and one, before the same notary public than the previous one, inscribed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO SANTANDER MEXICANO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, celebrated on July thirteen of the year two thousand, was formalized; in which, among other agreements, it was decided to increase the capital stock on its fixed minimum part in the sum of nine thousand six hundred and twenty million, three hundred and thirty eight thousand, six hundred and thirty one pesos, as well as amending article seven of the by-laws.

XVIII. By public deed sixty thousand, five hundred, fifty eight, issued on April three of the year two thousand one, before the undersigned notary, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO SANTANDER MEXICANO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, celebrated on November six of the year two thousand, was formalized; in which, among other agreements, it was decided to increase the capital stock on its fixed minimum part in the amount of twelve thousand eight hundred four million, eleven thousand four hundred and thirteen pesos, and to amend article seven of the by-laws.

XIX. By public deed number sixty thousand, six hundred seventy four, issued on May two of two thousand one, before notary public thirty one of the Federal District, Alfonso González Alonso, acting as alternate of this protocol, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER MEXICANO”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on February fourteen of the year two thousand one, was formalized; in which, among other agreements, the following was decided:

1.
Change of name of the corporation from “GRUPO FINANCIERO SANTANDER MEXICANO”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, to “GRUPO FINANCIERO SANTANDER SERFIN”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, and

2.	Amendment of articles one and two of the by-laws.

XX. By public deed number sixty one thousand, three hundred eighty seven, issued on August twenty two of the year two thousand one, before the undersigned notary public, filed in the Commercial Public Registry of the city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER SERFIN”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, (previously known as “GRUPO FINANCIERO SANTANDER MEXICANO” VARIABLE CAPITAL LIMITED LIABILITY COMPANY) held on March twenty eight of two thousand one, was formalized; in which, among other agreements, it was decided to amend article two of the by-laws.

XXI. By public deed sixty two thousand, three hundred and twenty four, issued on December twenty seven of the year two thousand one, before the undersigned notary, filed in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO SANTANDER SERFIN” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, celebrated on September four of two thousand one, was formalized; in which, among other agreements, it was decided to amend articles seven, seventeen, eighteen, twenty-one, thirty, thirty-two, thirty-five, thirty-six, thirty-seven and thirty-eight of the by-laws.

XXII. By public deed number sixty five thousand, one hundred and one, issued on December twelve of two thousand two, before the undersigned notary, filed in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of ”GRUPO FINANCIERO SANTANDER SERFIN”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on March twenty of two thousand two, was formalized; in which, among other agreements, it was decided to amend article two of the by-laws.

XXIII. By public deed number sixty five thousand, three hundred and ninety seven, issued on January twenty-eight of the year two thousand three, before the undersigned notary, filed in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of ”GRUPO FINANCIERO SANTANDER SERFIN”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on October seven of two thousand two, was formalized; in which, among other agreements, the following was decided:

1.
The decrease of the capital stock in the amount of five thousand, eight hundred and eighty-seven million, seven hundred thousand, five hundred and ninety five pesos to come to a fixed minimum capital without right of withdraw by the amount of ten thousand, six hundred and fifty five million, seven hundred fourteen thousand and forty six pesos; and

2.	To amend of the first paragraph of article number seven of the by-laws.

XXIV. By public deed sixty five thousand, six hundred and sixty, issued on March five of the year two thousand three, before the undersigned notary, filed in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO SANTANDER SERFIN” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on February thirteen of two thousand three, was formalized; in which, among other agreements, it was decided to amend articles seven, eight, nine, ten, eleven, thirteen, sixteen, seventeen, eighteen, thirty-four, thirty-five, thirty eight and forty of the by-laws

XXV. By public deed number sixty eight thousand, eight hundred ninety six, issued on May four of two thousand four, before the undersigned notary, filed in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER SERFIN” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on November twenty-seven of two thousand three, was formalized; in which, among other agreements, it was decided to amend article two of the by-laws.

XXVI. By public deed number sixty nine thousand, eight hundred and fifty, issued on August nineteen of two thousand four, before the undersigned notary, filed in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER SERFIN” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on March thirty-one of two thousand four, was formalized; in which, among other agreements, it was decided to ratify Mr. Alfredo Acevedo Rivas, as secretary of the board of directors of GRUPO FINANCIERO SANTANDER SERFIN VARIABLE CAPITAL LIMITED LIABILITY COMPANY.

XXVII. By public deed seventy thousand, seven hundred and fifty seven, issued on December fourteen of two thousand four, before the undersigned notary, file in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO SANTANDER SERFIN”, VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on November twenty-nine of two thousand four, was formalized; in which, among other agreements, it was decided to amend articles four, eight, eleven, fourteen, seventeen, eighteen twenty-six, thirty-seven and forty-four of the by-laws, and to include article thirty-eight bis.

XXVIII. By public deed seventy five thousand, two hundred and ten, issued on March thirty-one of two thousand six, before the undersigned notary, file in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the ordinary and extraordinary shareholders’ assembly of “GRUPO FINANCIERO SANTANDER SERFIN” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on February twenty-three of two thousand six, was formalized; in which, among other agreements, it was decided to change the name of the corporation from “GRUPO FINANCIERO

SANTANDER SERFIN” VARIABLE CAPITAL LIMITED LIABILITY COMPANY to “GRUPO FINANCIERO SANTANDER” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, consequently amending article one of its by-laws.

XXIX. By public deed seventy seven thousand, two hundred and forty-three, issued on November twenty-seventh of two thousand six, before notary thirty one of the Federal District, Alfonso González Alonso, filed in the Commercial Public Registry of this city in the mercantile folio one hundred and fifty-five thousand two hundred and seventy, the minute of the extraordinary general assembly of the shareholders of “GRUPO FINANCIERO SANTANDER” VARIABLE CAPITAL LIMITED LIABILITY COMPANY, held on August seven of two thousand six, was formalized; in which, among other agreements, it was decided to modify the name of the corporation under the terms of article six transitional, second paragraph, of the Securities Market Law, adding the word “STOCK” or its Abbreviation “S”, thereafter being known as “GRUPO FINANCIERO SANTANDER” VARIABLE CAPITAL LIMITED LIABILITY STOCK COMPANY, as well as a complete amendment of the by-laws.

XXX. By public deed number seventy nine thousand, five hundred forty six, issued on October three of two thousand seven, before the same notary public as the above, acting as alternate, registered in the Commercial Public Registry of this city, in the mercantile folio one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER SERFIN”, VARIABLE CAPITAL LIMITED LIABILITY STOCK COMPANY, held on October twenty four of two thousand six, was formalized; in which, among other agreements, it was decided to fully amendment the by-laws.

XXXI. By public deed eighty-one thousand, eight hundred and sixty-two, issued on November eleven of two thousand eight, before the same notary public as the above, acting as alternate in this protocol, the minute of the ordinary general assembly of the shareholders of “GRUPO FINANCIERO SANTANDER” LIMITED LIABILITY VARIABLE CAPITAL STOCK COMPANY, held on August eighteen of two thousand eight, was formalized; in which, among other agreements, it was decided to reduce the variable part of the capital stock in the amount of eight hundred fifteen thousand, five hundred and eighty-three pesos, national currency, through the cancellation of two hundred fifteen thousand, seven hundred and eighteen Series “B” shares, representative of the variable capital stock, issued to represent the increase of capital approved by the ordinary and extraordinary general assembly of shareholders dated May nineteen of two thousand eight, and which were not underwritten or paid for by the shareholders at the time that, in accordance with the law, they should have exercised their right of preference to do so.

Under these conditions, the capital stock of “GRUPO FINANCIERO SANTANDER” VARIABLE CAPITAL LIMITED LIABILITY STOCK COMPANY, was integrated as follows:

Total Capital: Twenty-five thousand, six hundred and fifty seven million, eight hundred and eighty-six thousand, two hundred and sixty-one pesos, national currency.

Fixed Capital: Ten thousand six hundred and fifty five million, seven hundred fourteen thousand, and forty six pesos, national currency.

Series “F: shares: One thousand and seventy-eight million, four hundred and fifty-six thousand, two hundred forty-one.

Series “B” shares: One thousand seven hundred and thirty-nine million, nine hundred thirty-one thousand, ninety forty and eight.

Total of shares fixed capital: Two thousand eight hundred eighteen million, three hundred and eighty-eight thousand, and one hundred and eighty-nine.

Variable Capital: Fifteen thousand two hundred and seventy million, two thousand two hundred fifteen pesos, national currency.

Series “F" shares: Two thousand three hundred and eighty-five million, eight hundred and fifty two thousand, nine hundred and four.

Series “B” shares: One thousand five hundred and eighty two million, one hundred and fifty three thousand, eight hundred twenty.

Total of shares variable capital: Three thousand nine hundred sixty-eight million, six thousand, seven hundred and twenty four.

All shares have a par value of three pesos seven eight zero six seven eight nine two cents, national currency, each.

XXXII. By public deed number eighty four thousand six hundred and twenty seven, issued on April twenty of two thousand ten, before the same notary public as the above, acting as alternate in this protocol, registered in the Commercial Public Registry of this city, in the mercantile file one hundred and fifty-five thousand, two hundred and seventy, the minute of the annual ordinary and special shareholders’ meeting of “GRUPO FINANCIERO SANTANDER”, VARIABLE CAPITAL LIMITED LIABILITY STOCK COMPANY, held on December eighteen of two thousand nine, where formalized; in which, among other agreements, it was decided to include article twenty-seven Bis One to the by-laws.

XXXIII. By public deed eighty seven thousand one hundred and eighty seven, issued on October twenty six two thousand eleven, before public notary seventy one of the Federal District, Eduardo J. Muñoz Pinchetti, acting as alternate to this protocol, filed before the Commercial Public Registry of this city in commercial file one hundred and fifty five thousand two hundred and seventy, the minute of the general ordinary and special shareholders meeting of GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, held on October fifteen two thousand and ten, was formalized, wherein, among other agreements, the following were adopted:

1.	TERMINATE THE SOLE RESPONSIBILITY AGREEMENT executed with “ALMACENADORA SERFIN” SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, ORGANIZACIÓN AUXILIAR DE CRÉDITO, GRUPO FINANCIERO SANTANDER SERFIN.

2.	AMEND ARTICLE SECOND OF THE BY-LAWS.

XXXIV. By public deed eighty seven thousand one hundred and eighty nine, issued on October twenty six two thousand eleven, before public notary seventy one of the Federal District, Eduardo J. Muñoz Pinchetti, acting as alternate to this protocol, filed before the Commercial Public Registry of this city in commercial file one hundred and fifty five thousand two hundred and seventy, the minute of the general ordinary and special shareholders meeting of “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, held on September twenty two thousand and eleven, was formalized, wherein, among other agreements, the following were adopted:

1.	TERMINATE THE SOLE RESPONSIBILITY AGREEMENT executed with “SEGUROS SANTANDER” SOCIEDAD ANÓNIMA, GRUPO FINANCIERO SANTANDER.

2.	AMEND ARTICLE SECOND OF THE BY-LAWS.

XXXV. By public deed eighty eight thousand three hundred and six, issued on August twenty first two thousand twelve, before public notary thirty one of the Federal District, Alonso González Alonso, acting as alternate to this protocol, filed before the Commercial Public Registry of this city in commercial file one hundred and fifty five thousand two hundred and seventy, the minute of the general ordinary and special shareholders meeting of “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, held on August thirteen thousand and twelve, was formalized, wherein, among other agreements, the following were adopted:

1.
CHANGE THE CORPORATE NAME OF “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, for the one it currently holds of “GRUPO FINANCIERO SANTANDER MEXICO” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE.

2.	AMEND ARTICLE FIRST OF THE BY-LAWS.

XXXVI.  By public deed eighty eight thousand eight hundred and fifteen, issued on January seventeen two thousand thirteen, before the undersigned notary, filed before the Commercial Public Registry of this city in commercial file one hundred and fifty five thousand two hundred and seventy, the minute of the general ordinary and special shareholders meeting of “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, held on September twelve two thousand and twelve, was formalized, wherein, among other agreements, it was agreed to amend article second of the by-laws.

XXXVII. By public deed ninety thousand five hundred and sixteen, issued on December sixteen two thousand thirteen, before the undersigned, the minute of the general ordinary and special shareholders meeting of “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, held on December thirteen thousand and thirteen, was formalized, wherein, among other agreements, the following were adopted:

1.     TERMINATE THE SOLE RESPONSIBILITY AGREEMENT executed with “GESTIÓN SANTANDER” SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, SOCIEDAD OPERADORA DE SOCIEDADES DE INVERSION, GRUPO FINANCIERO SANTANDER MEXICO.

2.	AMEND ARTICLE SECOND OF THE BY-LAWS.

SOLE CLAUSE

Mrs. ROCIO ERIKA BULHOSEN ARACIL, in her capacity as alternate secretary of the board of directors, certifies through this instrument the current by-laws of “GRUPO FINANCIERO SANTANDER” VARIABLE CAPITAL LIMITED LIABILITY STOCK COMPANY, in the following terms:

“BY-LAWS”

CHAPTER I

NAME, ADDRESS, PURPOSE, DURATION AND NATIONALITY

FIRST. The corporation’s name is “Grupo Financiero Santander”, which will be followed by the words “Variable Capital Limited Liability Stock Company”, or its abbreviations (in Spanish) “S.A. B. de C.V.”. The corporation is a Holding Subsidiary Company, under the terms of Chapter II of Title III of the Law Regulating Financial Groups and the Rules for the Establishment of Subsidiaries of Foreign Financial Institutions. All terms defined by such regulations will have the same meaning in these by-laws.

SECOND. The corporation will participate, at least at a rate equal to 51%, in the capital stock of the following entities:

1.      Banco Santander (Mexico), S.A., Institución de Banca Múltiple, Grupo Financiero Santander;

2.      Casa de Bolsa Santander, S.A. de C.V., Grupo Financiero Santander Mexico;

Likewise, it will be able to participate in the capital of other financial companies and companies previously authorized by the Ministry of Finance and Public Credit, under the terms set forth in the Law Regulating Financial Groups, the General Rules for the Establishment and Functioning of Financial Groups and the Rules for the Establishment of Subsidiaries of Foreign Financial Institutions.

THIRD.     The address of the corporation is in Mexico City, Federal District, with the ability to Establish offices and branches within the territory of the United Mexican States, and negotiate conventional addresses, without it implying that the corporation changed its registered fiscal address. The corporation may not establish branches or subsidiaries outside the national territory.

FOURTH. The purpose of the corporation shall be to acquire and manage shares issued by insurance companies, brokerage houses, general deposit warehouses, carriers societies of investment companies, credit institutions, retirement funds administration societies and any other kind of associations or financial institutions and companies that the Ministry of Finance and Public Credit determines, based on the provisions of the Law Regulating Financial Groups, including companies that provide complementary or necessary services for the corporation.

For the achievement of its corporate purpose, the corporation may:

1.
Acquire securities and issue and operate all kinds of negotiable instrument, and accept and endorse them. The above said, in accordance with the Law Regulating Financial Groups and with the rules that, in accordance with the said Law are issued by the Ministry of Finance and Public Credit.

2.	Acquire or lease of all kinds of movable assets or real state as well as “in rem” rights over them, that may be necessary or convenient for the achievement of its corporate purposes.

3.
Incur in debts and celebrate credit agreements and other agreements that may be necessary, only in terms of, and subject to the provisions established by the Law Regulating Financial Groups and the rules issued under the said law.

4.	Grant warranties only in terms of, and subject to the provisions of the Law Regulating Financial Groups and the rules issued under the said law.

5.
In general, to perform and celebrate all kinds of acts, agreements and related operations, accessories or accidental, necessary or desirable for the achievement of the above mentioned purposes, as well as those operations and activities provided for in the Law Regulating Financial Groups and those similar to the above mentioned, subject in any case to the provisions of a general nature which, when applicable, are issued by the Ministry of Finance and Public Credit.

The corporation will not be allowed to:

I.	Grant credits, with the exception of those corresponding to benefits for its employees;

II.
Operate with securities representing its capital stock, except under the circumstances provided for in the Law Regulating Financial Groups and the Rules that, in accordance with the said Law, are issued by the Ministry of Finance and Public Credit, as well as, in the Securities Market Law and the circulars issued under it;

III.	Take actions or procedures of any kind in regards to the operation of the financial entities;

IV.
Provide information regarding its operations or the operations of other members of “Grupo Financiero Santander”, except to the corresponding authorities, in accordance with the legal provisions, this ban being effective for all its directors and officers, and all employees in general who with their signature may compromise the corporation;

V.	Any other prohibitions considered in these by-laws or the Law Regulating Financial Groups.

The financial institutions, which are part of the Group, may not directly or indirectly invest in the capital stock of the group or any other who is a shareholder of the Group or of other members of the Group.

FIFTH. The duration of the corporation shall be indefinite.

SIXTH. The corporation is Mexican. Any foreigner than in the act of constitution or at any subsequent moment, purchases an interest or share in the corporation, shall be considered by that simple fact as a Mexican citizen with respect to one and the another, and it’s understood that he agrees not to invoke the protection of his government, under the penalty in case of not compliance with the agreement, of losing the participation or share in benefit of the Mexican nation.

CHAPTER II

CAPITAL STOCK, SHARES, INCREASES AND DECREASES OF CAPITAL

SEVENTH. The capital stock will be composed of series “F” shares, which represent at least fifty-one percent of the capital. Forty-nine percent of the remaining capital stock may be integrated indistinct or jointly by series “F” and “B” shares.

The capital stock is variable, with a fixed minimum without right of withdrawal of $10.655 M.N. which shall be represented by 2,818,388,189 ordinary shares, nominative, with par value of $3.780782962 M.N., each of which 1,078,456,241, correspond to series “F”, fully subscribed, paid and released 1,739,931,948 series “B”, fully subscribed, paid and released.

Also, the corporation may have a surplus within its capital stock, which may not exceed 10 times the amount of the fixed capital without right of withdrawal. The said capital will be represented by registered shares with par value of $3.780782962 M.N. each, that will have the characteristics to be determined by the general assembly of shareholders that agrees their emission.

The provisional certificate or the definitive titles of the shares may protect one or more shares, they shall be signed by two members of the Board of Directors, whose signatures may be printed in facsimile, pursuant to the terms established in section VIII of article 125 of the General Law on Business Associations. These certificates or titles must meet all other requirements established by article 125 of the General Law on Business Associations, they will be able to have numbered registered coupons attached to exercise the corresponding rights, and will markedly contain the stipulation that relates to articles six, eighth and ten of these by-laws. All shares shall confer their holders’ equal rights and obligations, and each one of them shall be entitled to a vote.

EIGHTH. The capital stock of the corporation shall be divided into two series.

I.
The “F” series that will represent, at all times, no less than 51% of the capital stock. The shares from this series can only be purchased, directly or indirectly, by a foreign Financial Institution, as the term is defined by the Law Regulating Financial Groups, except when such shares transferred under guarantee or property to the Institute for the Protection of Bank Savings (Instituto para la Protección del Ahorro Bancario). The shares from Series “F” may only be disposed of prior authorization from the Ministry of Finance and Public Credit. This restriction must be recorded in the provisional certificates or in the titles of the shares.

Except when the buyer is a Foreign Financial Institution or a Foreign Parent Company, to carry out the disposal of the shares series “F” it will be necessary be amended these by-laws.

II.
The “B” series that may represent up to 49% of the capital stock. The shares of the “B” series will be of public subscription and shall be governed by the provisions of the Law Regulating Financial Groups for “O” series shares.

In any case, the capital stock will be composed of series “F” shares, which will represent at least fifty-one percent of the capital. The remaining 49% of the capital stock may be integrated indistinct or jointly by series “F” and “B” shares. People who purchase or transfer shares of the “B” series equivalent to more than two percent, shall give notice to the Ministry of Finance and Public Credit within three working days following the acquisition or transmission of the said shares.

No authorization will be required from the Ministry of Finance and Public Credit, or modification of the present bylaws, when the transmission of the shares is done under guarantee or property, to the Institute for the Protection of Bank Savings, under what the Law Regulating Financial Groups establishes.

At no time and in no way may foreign legal entities with functions of authority participate in the corporation’s capital stock. Domestic financial entities may not do so either, even those that are part of the group, except when acting as institutional investors under the terms of article 19 of the Law Regulating Financial Groups.

The people or group of buyers who obtain or increase a significant participation in the corporation, without having previously promoted an offer, in accordance with the provisions established in the “General Rules applicable to the acquisition of securities that must be disclosed and public bids of securities”, may not exercise the corporate rights derived from the respective shares with the right to vote.

The corporation may issue unsubscribed shares, which will be kept in the treasury, subject to the provisions of article 27-H of the corresponding Law, and article 53 of the Securities Market Law, which does not apply for purposes of determining the limits of shareholders structure referred to in the Law Regulating Financial Groups. Subscribers will receive the respective records against the full payment of the par value and the premiums, which, when applicable, are established by the corporation.

The appointment of the trustees designated by the shareholders referred to in the preceding two paragraphs, may only be revoked when all the others are revoked.

NINTH. The corporation will keep a Registry of Shares that may be kept by the corporation or by an institution for the deposit of securities that acts as recorder on behalf of the corporation.

The corporation shall refrain from inscribing in the Registry of Shares referred to in Article 128 of the General Law on Business Corporations, the transactions that, with respect to the shares, are carried out in contravention to the provisions of Articles 18, 18 bis 1, 19 and 20 of the Law Regulating Financial Groups, which will be reported to the Ministry of Finance and Public Credit within five working days after the information of the transaction is made known.

The corporation will only recognize as shareholder those persons or entities that appear listed in the Registry of Shares as holders of such shares. To this effect, the corporation must include in the Registry, at the request of any holder, the transactions that are carried out, provided that these have been done in accordance with the Law and this by-laws.

The shares issued by the corporation shall be kept on deposit at all time at one of the institutions for the deposit of securities regulated by the Law of Securities Market, who at no time will be obliged to surrender them to their holders, in accordance with the provisions of Article 27-H of the Law Regulating Financial Groups.

TENTH. Any person or entity will be able to purchase, through one or several simultaneous or successive operations, control of series “ B” shares of the capital stock of a parent corporation, on the understanding that such operations must obtain prior authorization from the Ministry of Finance and Public Credit, taking into consideration the opinion of the National Commission that monitors the parent corporation, when in excess of five percent of that capital stock.

The partners for the sole reason of being so, accept that their shares may be given as security in favor of the Institute for the Protection of Bank Savings, in terms of the provisions in sections IV and VI of article 28 bis of the Law Regulating Financial Groups, as well their agreement in the event of a breach of any timely payment that the corporation is under obligation to make to the Institute for the Protection of Bank Savings, in accordance with the provisions of part VI of the already-mentioned legal regulation, the ownership of their actions will be transferred in favor of the Institute. This guarantee shall be given by the Executive Director of the corporation or the person exercising his functions. To this end, the institution for the deposit of securities in which the shares are kept, by written request of the Executive Director or the person exercising his functions, will transfer the shares and keep them as guarantee, giving due notice to their holders. In the event that the Executive Director or the person exercising his functions does not order the said transfer in a timely fashion, the institution for the deposit of securities must allocate the corresponding shares in guarantee, a written request from the Executive Secretary of the Institute for the Protection of Bank Savings, being sufficient to that effect. This stipulation shall be recorded in the provisional certificates or permanent titles that represent the shares issued by the corporation.

In the event that the guarantee is provided by means of the shares representative of the capital stock of the corporation, deriving from the responsibility of the Parent Company with regard to the commercial bank that is part of the group, in accordance with the provisions of article 28 bis of the Law to Regulate Financial Institutions, it must at all times comply with the following:

I.	The corporation shall be held liable for losses recorded by the commercial bank, part of the financial group, in terms of the following provisions:

II.
The Institute for the Protection of Bank Savings must determine the preliminary amount of the losses to be borne by the commercial bank to the date on which the Board of Governors of the Institute adopted any of the resolutions referred to in article 122 bis of the Credit Institutions Act.

The preliminary amount of the losses will be determined based on the results of the technical study referred to in article 122 bis 26 of the Credit Institutions Act, within ten working days following the date on which the Board of Governors of the Institute adopted the corresponding resolution referred to in article 122 bis of the said Law. When the technical study has been elaborated by a third party, in terms of article 122 bis 26 referred to above, the losses to be determined based on its results will be considered as final for the purposes set forth in section V below. In those cases where there is no technical study, the Institute will determine the preliminary amount of the losses to be borne by the commercial bank based on the report provided for in article 139 of the Law. In this case, the Institute shall determine the preliminary amount of the losses within ten working days following the date on which the report was finalized.

III.	The Institute for the Protection of Bank Savings must notify the corporation the preliminary amount of the losses on the working day following its determination.

The corporation shall constitute a reserve from its capital, in an amount equivalent to the preliminary amount of the losses that the Institute for the Protection of Bank Savings determined in accordance with the provisions in the previous fraction. For these purposes, the corporation will have a time period which may not exceed fifteen calendar days from the date on which the Institute notified the preliminary amount of the losses to be borne by the commercial bank.

IV.
The corporation must give the Institute for the Protection of Bank Savings a guarantee on the payment of the losses to be borne by the commercial bank that the Institute determined, that have been covered by the disencumbrance of the corporation in accordance with the Law for Credit Institutions. The corporation must constitute the guarantee referred to in this fraction within a period not to exceed fifteen calendar days from the date of reception of the notification referred to in section III above, even when the final amount of the losses to be borne by the commercial bank belonging to the financial group have not been determined.

The guarantee cited in the preceding paragraph shall be in an amount equivalent to the amount of preliminary losses to be borne by the commercial bank that the Institute notified. Such guarantee may be backed by property owned by the corporation, provided that it‘s free of any encumbrance, or by shares of the capital stock of the corporation or any of the entities that make up the financial group, valued at their book value according to the latest audited financial statements available.

In the event that the guarantee provided is backed by the shares of the capital stock of the corporation, the firsts to be affected will correspond to the “F” series. In the event that the shares of the “F” series are not sufficient to constitute the guarantee in favor of the Institute for the Protection of Bank Savings, the shares from the “B” series will be affected. For the constitution of this guarantee, the shares must be transferred to the account that the Institute maintains in one of the institutions for the deposit of securities authorized, in the terms of the Securities Market Law. The guarantee in favor of the Institute is considered to be of public interest and preferred to any right constituted on such property or titles.

This guarantee shall be granted by the Executive Director of the corporation or the person exercising his functions. To this end, the institution for the deposit of securities in which the said shares are kept, by written request of the Executive Director or the person exercising his functions, will transfer them and keep them as guarantee under the terms established in the present article, giving notice to the corresponding holders of the said shares.

In the event that the Executive Director, or the person exercising his functions, does not order the said transfer in a timely fashion, the institution for the deposit of securities must transfer the corresponding shares in guarantee, a written request from the Executive Secretary of the Institute for the Protection of Bank Savings being sufficient to that effect.

When the guarantee is backed by shares representative of the capital stock of any or some of the entities of the financial group, the Executive Director of the corporation or person exercising his functions, shall transfer to the account that the Institute for the Protection of Bank Savings keeps in an institution for the deposit of securities, the shares owned by the corporation that are sufficient to cover the amount of the guarantee, taking into consideration its book value according to the latest available audited financial statements of the corresponding entity. In the event that the Executive Director of the corporation or the person exercising his functions does not execute the transfer of the shares, the provisions of the previous paragraph will be observed.

The exercise of the patrimonial and corporate rights inherent to the shares that are subject to the guarantee provided for in this fraction shall correspond to the Institute for the Protection of Bank Savings.

In the event that the corporation grants the guarantee referred to in this fraction with goods other than the shares representing the capital stock of the corporation or of the entities that conform the financial institution, the guarantee shall be constituted taking into account the legal provisions applicable to the legal act in question.

V.
In the event that the preliminary losses were determined on the basis of the report referred to in article 139 of the Credit Institutions Act, or by using a technical study done by the Institute for the Protection of Bank Savings, in accordance with article 122 bis 26 of the Law, the Institute must employ a specialized third party in order to analyze, evaluate and where necessary, adjust the results of the technical study or the report, as the case may be, based on the financial information of the corporation and in the applicable provisions. For purposes of the provisions of this article, the final determination of the extent of the losses incurred by the commercial bank will be based on the information of the same date that was used to determine the value of preliminary losses, and shall be the result of the analysis carried out by the third party hired by the Institute.

The specialized third party must comply with the criteria of independence and impartiality that the Banking and Securities Commission determines based on the provisions of article 101 of the Credit Institutions Act.

The Institute for the Protection of Bank Savings must notify the corporation of the final amount of the losses to be borne by the commercial bank, in a period, which may not exceed one hundred and twenty calendar days from the date of notification referred to in section III of this article. The corporation must make the necessary adjustments that, when applicable, will apply to the amount of the reserve and the guarantee to which fractions III and IV of this article respectively, make reference, in compliance with the final amount of losses that the Institute notified.

The corporation may object to the determination of the final amount of the losses within ten working days following the day in which they were notified. For these purposes, the corporation, by mutual agreement with the Institute for the Protection of Bank Savings, shall designate a specialized third party that shall deliver a report with regard to the quantification of losses, within sixty calendar days as of the working day following the date in which the corporation submitted its objection to the Institute. While the quantification of losses arising from the objection raised by the corporation is not resolved, the corporation shall not be obliged to make any adjustments derived from the final amount of the losses that the Institute notified.

VI.
The corporation must pay the Institute for the Protection of Bank Savings or to the institution in liquidation, as the case may be, the final amount of the losses determined in accordance with fraction V of this article, within sixty calendar days following the day in which the Institute notified the amount. Without prejudice to the foregoing, the Institute may authorize the corporation to make partial payments within the period mentioned above, the guarantee referred to in fraction IV of this article being proportionally released. In this case such security shall be released in the following order:

a)	Property other than the shares representing the capital stock of the corporation and of the entities within the financial group;

b)	The shares representing the capital stock of the entities of the financial group, and

c)	The shares representing the capital stock of the corporation. In this case, the first shares to be released shall be the ones from the “B” series, and subsequently the shares from the “F” series.

In the event that the corporation does not pay the Institute for the Protection of Bank Savings the amount referred to in the first paragraph of this fraction in the prescribed time limit and the guarantee of the payment has been established with shares, the ownership of such shares shall be transmitted in full right to the Institute, the notification in writing of such a circumstance to the institution for deposit of securities by the Executive Secretary of the Institute being sufficient to that effect.

VII.
Without prejudice to the provisions of this article, the corporation must be responsible for the losses that the entities of the Financial Institution register after the final determination provided for in section V of this article, provided that such losses arising from operations held prior to the date on which the Board of Governors of the Institute for the Protection of Bank Savings adopted any of the resolutions referred to in article 122 bis of the Credit Institutions Act, and that at the time of the determination on the part of the Institute, had not been disclosed.

VIII.	The corporation shall be subject to a special supervision program by the Banking and Securities Commission.

In addition, the Banking and Securities Commission may request inspection visits to the authorities responsible for the supervision of the other members of the financial group. Staff from the Banking and Securities Commission may be part of the visits.

In the event that the supervision of the Company does not fall within the competence of the Banking and Securities Commission, it may participate in the special monitoring and inspection visits program referred to in Article 28 bis Fraction VIII, of the Act to Regulate Financial Groups.

IX.
Without prejudice to the provisions of article 30-B of the Law Regulating Financial Groups, the Banking and Securities Commission may declare its intervention as manager, when this is not within the time limits provided for that purpose, the reserve and guarantee referred to in fractions III and IV of this article respectively, or are not extended in terms of fraction V. In taking possession of the administration of the corporation, the auditor manager must perform the corresponding acts referred to in sub paragraphs III, IV and V of this article.

X.
The corporation may not pay dividends to shareholders, or perform any mechanism or act that involves a transfer of assets to benefit the shareholders, from the date on which the Board of Governors of the Institute for the Protection of Bank Savings determines the method of resolution, applicable to the commercial bank, in accordance with the Credit Institutions Act, and until the corporation complies with the provisions of this article. The Banking and Securities Commission shall notify the corporation of the situation.

In order to protect the interests of savers, the payment system, and the public interest, the by-laws of the corporation and the securities representative of its capital stock will be required to include the contents of this article, expressly pointing out that the partners, by the mere fact of being so, accept that their shares may be given as guarantee in favor of the Institute for the Protection of Bank Savings, in terms of the provisions in sections IV and VI of this article, as well as their agreement, in the event of a breach in any timely payment, to the society paying the Institute for the Protection of Bank Savings, in accordance with the provisions of part VI of this article, by transferring the ownership of their shares to the Institute.

The Ministry of Finance and Public Credit shall determine, by rules of a general nature, the procedure by which the corporation will comply with the liability it assumed, by the sole agreement of responsibilities, subject to the provisions of this article, as well in article 28 of the Law Regulating Financial Groups.

ELEVEN. In accordance with article 56 of the Securities Market Law, the corporation may acquire shares from its capital stock without the prohibition in the first paragraph of article 134 of the General Law on Business Associations being applicable, provided that:

I.	The acquisition is done through a domestic stock exchange.

II.	The acquisition and, when applicable, the disposal in the stock exchange, is perform at market price, except when it’s a public bid or auction authorized by the Banking and Securities Commission.

III.
The acquisition is by debit to its accounting capital, in which case it may be kept in its own tenure without the need for a reduction of capital stock or from the capital stock, in which case they will be converted into unsubscribed shares to be retained in the treasury, without the need for an assembly agreement.

The amount of capital subscribed and paid must be made known when publicity is given to the authorized capital represented by the unsubscribed issued shares.

IV.
The ordinary general assembly of shareholders expressly agrees, for each period, on the maximum amount of resources that may be allocated for the purchase of shares of their property, with the only limitation that the amount of resources that can be used for this purpose, in no event exceeds the total balance of the net profit of the corporation, including the profits retained.

V.	The corporation is up to date in the payment of the obligations arising from debt instruments registered in the National Registry of Securities.

VI.
The acquisition or disposal of the shares, which may in no case exceed the percentages referred to in article 54 of the Securities Market Law, nor the non-compliance with the requirement of keeping the listing on the stock exchange, in which the shares are listed.

The shares belonging to the corporation or, when applicable, the issued unsubscribed shares kept in the treasury may be placed with investors without the need of a resolution from the assembly of shareholders or agreement of the board of directors. For these purposes the provisions of article 132 of the General Law of Mercantile Companies shall not be applicable.

While the shares belong to the corporation, they may not be represented or voted in the shareholders’ meetings, nor exercise any kind of social or economic right over them.

The acquisitions or disposals, reports on such operations that must be submitted to the assembly of shareholders, the rules of disclosure in the information and the manner and terms under which these operations are made know to the Banking and Securities Commission, to the stock exchange and to the public, will be subject to the provisions issued by the Commission.

TWELVE. Increases of the fixed capital of the corporation may only be made by resolution of the Extraordinary General Meeting of Shareholders, and the consequent modification of the by-laws, subject to the prior authorization of the Ministry of Finance and Public Credit. The increases in the surplus, within the limits laid down in Article Seven of these by-laws will suffice when they are carried out by resolution of the Ordinary or Extraordinary General Assembly of Shareholders, as agreed upon, and that the corresponding minute is formalized before a notary public, except for the increases or decreases referred to in Article 56 of the Securities Market Law.

No increase may be ordered before the previously issued shares are paid in full.

When making the respective agreements, the Assembly of Shareholders that orders the increase shall establish the terms under which it is to be carried out.

The shares issued to represent the surplus of the capital stock and by resolution of the Assembly that decrees its emission, must be deposited in the treasury of the corporation, to be delivered as per the subscription is executed, they may be offered for subscription and payment by the Board of Directors, in accordance with the authority granted to them to this effect by the assembly of shareholders, in any case giving the shareholders of the corporation the right of preference referred to in this Article. The increases in capital may be done by capitalization of the reserves, or through additional contributions from the shareholders, on the understanding that the legal provisions established for the tenure of actions by a Foreign Financial Institution shall at all times be complied with, directly or indirectly, under the terms of the Law Regulating Financial Groups.

In the case of increase by capitalization of the reserves, all the ordinary shares will be entitled to the proportional part of the reserve that corresponds to them.

In the increases by payment in cash or in kind, holders of the existing shares at the time of the increase in question, will have the preference to subscribe the new shares that are to be issued in proportion to the number of shares they hold at the time of the increase, within fifteen days following the date of publication of notice in the Official Gazette of the Federation, which shareholders recognize as the official newspaper of the registered office,  and in one of the major newspapers of the said address.

In case of expiration of the period during which the shareholders have a right to exercise the preference given to them by this Article, unsubscribed shares may still remain, these may be offered for subscription and payment in the conditions and time limits established by the Assembly that decreed the capital increase, or in the terms available to the board of directors, when applicable.

THIRTEENTH. Pursuant to article 130 of the General Law of Business Associations, the corporation agrees that the transfer of shares which represent its capital stock will only be carried out with the authorization from its Board of Directors.

The corporation may issue unsubscribed shares kept in treasury, to be subsequently subscribed by the public, provided they adjust to the following:

I.	That the general special shareholders’ meeting approves the maximum amount of the capital increase and the conditions under which the corresponding share issuance is carried out.

II.
That the subscription of the issued shares is carried out through public offering, prior filing before the Registry, in each case, complying with the provisions of that Law and other provisions of a general nature deriving thereof.

III.	That the amount of the subscribed and paid capital is announced when the authorized capital represented by the issued and unsubscribed shares is published.

The preferential subscription right referred to by article 132 of the General Law of Business Associations, shall not apply regarding capital increase through public offering.

Any shareholder voting against the resolutions during the Meeting, shall be entitled to claim from the corporation placement of their shares, at the same price as the shares subject matter off the issuance are offered to the public.

The corporation shall have the obligation of placing, first, shares belonging to the disagreeing shareholders. In any event, such shareholders shall pay the commissions corresponding to the underwriters and execute the agreements required to achieve the placement.

FOURTEENTH. Decreases in the fixed portion of the capital stock shall be carried out solely to absorb losses in the event the corporation acquired shares representing its own capital stock and these are extinguished due to the inability to place them among persons it the capacity to acquire them, in the term and pursuant to the provisions of the last paragraph of Article 21 of the Law Regulating Financial Groups.

Such decreases shall be carried out by means of resolution of the General Special Shareholders’ Meeting and the resulting amendment to the corporate by-laws, subject to prior approval from the Ministry of Finance and Public Credit.

The capital decreases in its variable part, may be carried out by resolution of the General Ordinary Shareholders’ Meeting with the sole formality that the corresponding minute shall be formalized before public notary.

The capital decreases to absorb losses shall be in proportion, first in the variable capital, and secondly in the fixed portion, of the capital stock.

Shareholders of the variable portion of the corporation’s capital stock shall not have the right to withdrawal referred to by article 220 of the General Law of Business Associations.

The corporation may redeem shares with distributive profits, without decreasing its capital stock under the terms of article 136 of the General Law of Business Associations, by resolution of the General Special Shareholders’ Meeting.

FIFTEENTH. Every capital stock increase or decrease shall be recorded in a specific book that the corporation shall preserve for that purpose.

CHAPTER III

OF THE SHAREHOLDERS’ MEETINGS

SIXTEENTH. The General Shareholders’ Meeting is the supreme organism of the corporation.

Meetings shall be Ordinary, Special and of Class.

General ordinary shareholders’ meeting, in addition to the what is provided in the General Law of Business Associations, shall meet to approve the transactions intended by the corporation or its financial entities, in the span of a fiscal year, when representing twenty percent or more of the consolidated assets based on the corresponding amounts upon closing of the quarter immediately prior, regardless of how it is executed, either simultaneously or successive, but that due to its nature can be deemed as a single transaction.

In such Meetings shareholders entitled to vote, even limited or restricted, may vote.

Special Meetings shall meet to address any of the issued referred by Article 182 of the General Law of Business Associations or to approve any amendment to the Responsibilities Agreement referred by Article 28 of the Law Regulating Financial Groups and Article Fifty Fifth hereof.

Class Meetings shall meet to address matters that may affect the rights of shareholders of any series, when the latter meet to appoint the members of the Board of Directors, they shall be governed by the provisions of Article 27-L of the Law Regulating Financial Groups. All other Meetings shall be Ordinary, including the corporation’s variable capital increase or decrease.

SEVENTEENTH. Calls for general shareholders’ meeting shall be signed by the Chairman and/or Secretary and/or one of the Alternate Secretaries of the Board of Directors.

However, shareholders with voting shares, even limited or restricted, representing at least ten percent of the capital stock may request in writing, at any time that the Board of Directors call a General Shareholders’ Meeting to discuss matters specified therein.

Shareholders who hold voting shares, even limited or restricted, who individually or jointly hold ten percent of the corporation’s capital stock shall be entitled to:

I.
Appoint and revoke in general shareholders’ meeting a member of the board of directors. Such appointment, can only be revoked by the other shareholders when in turn the appointment of all the rest of the members is revoked, in which case the substituted persons may not be appointed in such capacity during the twelve months immediately following the date of revocation.

II.
Request from the chairman of the board of directors or committees performing the functions is matters of corporate practices and audits referred to by this Law, at any time, to call a general shareholders’ meeting, without being applicable for that purpose the percentage indicated in article 184 of the General Law of Business Associations.

The corporation’s shareholders, without prejudice of the provisions of other laws or this by-laws shall enjoy the following rights:

I.
Have at their disposal, in the corporation’s offices, the information and documents regarding each of the points contained in the agenda of the corresponding shareholders’ meeting, gratuitously and with at least fifteen natural days prior to the date of the meeting.

II.	Prevent that matters under the title of general or equivalents be addressed at the general shareholders’ meeting.

III.
Be represented in the shareholders’ meetings by persons crediting their capacity by means of power of attorney’s forms drafted by the corporation and placing at its disposal through stock market brokers or the corporation itself, at least fifteen days prior to the holding of each meeting.

The aforementioned forms shall meet at least the following requirements:

a)	Clearly indicate the corporation’s corporate name, as well as the respective agenda.

b)	Have space for the instructions indicated by the grantor for the exercise of the power.

The board’s secretary shall be bound to verify compliance with the provisions of this fraction and inform the meeting in that regard, which shall be recorded in the respective minute.

IV.	Enter into agreements between themselves, under the terms of the provisions of article 16, fraction VI of the Securities Market Law.

The execution of the agreements referred by fraction IV of this article and its characteristics, shall be notified to the corporation within five working days following their arrangement to be revealed to the investing public through the stock markets where the shares or credit instruments representing them are traded, under the terms and conditions provided therein, as well as to reveal their existence in the annual report referred to by article 104, fraction III, item a) of the Securities Market Law, being available for consultation, at the corporation’s offices. Such agreements shall not be enforceable to the corporation and their breach shall not affect the validity of the vote in shareholders’ meetings, but shall be effective between the parties upon disclosure to the investing public.

The members of the board of directors, the managing director and the individual appointed by the corporation to provide external audit services, may attend the corporation’s shareholders’ meetings.

Likewise, shareholders with voting shares, even limited or restricted, representing at least twenty percent of the corporation’s capital stock, may judicially object the resolutions of the general meetings, in respect to which they are entitled to vote, without being applicable the percentage referred to by article 201 of the General Law of Business Associations, being equally applicable article 202 of the aforementioned Law.

Any shareholder who holds a share shall have the same right in any of the events referred to by Article 185 of the General Law of Business Associations. If the call is not made within fifteen days following the date of request, a Civil Judge for common law or a District Judge in civil matters of the corporation’s address, shall do so upon request from any interested party.

EIGHTEENTH. Calls for a Meeting shall be published in one of the major newspapers of the corporate address, at least fifteen days prior to the date established for the Meeting. Calls shall contain the agenda and shall be signed by the person or persons that make them, in the understanding that if made by the Board of Directors they may be signed by the Chairman, Secretary or any of the Alternate Secretaries.

From the time of publication of the call for a shareholders’ meeting, the information and documents related to each of the points established in the agenda shall be placed at the disposal of shareholders, promptly and gratuitously.

If the Meeting cannot be held on the day indicated a second call shall be made stating such circumstance, within a term that shall not exceed of fifteen working days. The new call shall contain the same information as the first and be published in the same media as the first call, with at least five working days prior to the date of holding the Meeting by virtue of a second call. The same rules shall apply in the event a subsequent call is necessary.

Meetings can be held without prior call, if the capital stoke were fully represented at the time of voting.

The call for Meetings shall clearly indicate the place, day and time where the respective Meetings shall be held, in the understanding that they must be held under penalty of nullity, in the corporation’s corporate address except in the event of acts of God or force majeure.

If in a Meeting, irrespective if Ordinary, Special or of Class, all the shareholders are gathered, such Meeting may address and resolve matters of any nature even those not contained in the respective agenda.

NINETEENTH.  Shareholders who request the corresponding admission card shall be admitted in a shareholders’ Meeting, crediting ownership of shares through a complemented certificate issued by the institution for the deposit of securities, if applicable, with the list referred to by the Securities Market Law and, therefore appear registered in the Stock Ledger preserved by any institution for the deposit of securities on behalf of the corporation, as owners thereof. Such log shall be deemed as closed three working days prior to the date provided for holding the Meeting.

TWENTIETH. The persons attending the corporation’s Meetings in representation of shareholders, shall credit their capacity through a power of attorney granted in the forms drafted by the corporation itself, which shall meet the requirements indicated in article 22 of the Law Regulating Financial Groups and fraction III of article 49 of the Securities Market Law.

The members of the Board of Directors may not represent shareholders in any Meeting.

TWENTY FIRST. The Meetings’ minutes shall be recorded in the respective book and signed by the Chairman and Secretary.

TWENTY SECOND. Meetings shall be presided by the Chairman of the Board of Directors, and in his absence, by the person appointed by the shareholders present by a majority of votes.

The Secretary of the Board of Directors shall act as the Shareholders’ Meeting Secretary and, in his absence, the position shall be performed by any of the Alternate Secretaries. In absence of both the person designated by the shareholders present by majority of votes shall be appointed.

The Chairman of the Meeting shall appoint two tellers form among the shareholders or their representatives who are present, who shall sign the attendance list wherein the number of votes representing each shareholder or attorney-infact and the total amount of shares present shall be indicated and shall verify compliance with the provisions of Article 22 of the Law Regulating Financial Groups.

TWENTY THIRD. General ordinary meetings shall be held at least once a year, within the four months following closing of each fiscal year, in compliance with the provisions of Article 181 of the General Law on Business Associations. Furthermore, the report referred to by the general statement of Article 172 of the aforementioned Law, in respect to the fiscal year immediately prior of all the corporations which are part of the group, shall be filed before the meeting.

In addition to the foregoing, and pursuant to the provisions of article 47 of the Securities Market Law, the general ordinary shareholders’ meeting, shall meet to approve the transactions intended, in the span of a fiscal year, when they represent twenty percent or more of the corporation’s consolidated assets based on the corresponding numbers upon closing of the quarter immediately prior, regardless of how they are executed, either simultaneously or successively but that due to their characteristics can be deemed as single transaction. In these meetings shareholders entitled to vote, even limited or restricted, may vote.

TWENTY FOURTH. In order for a General Ordinary Shareholders’ Meeting to be deemed as legally installed by virtue of the first or subsequent call, it must be represented therein at least half of the shares representing the capital stock entitled to vote, and its resolutions shall be valid when taken by a majority of votes of the shares represented therein.

TWENTY FIFTH. In order for a General Special Shareholders’ Meeting to be deemed as legally installed by virtue of the first call, it shall be represented therein at least seventy five percent of the capital stock, and its resolutions shall be valid when taken by the favorable vote of shares representing, at least, fifty percent of the capital stock.

In the event of second or subsequent Call, General Special Shareholders’ Meeting may be held, if at least fifty percent of the capital stock is represented therein, and its resolution shall be valid, if taken by the favorable vote of at least the same percentage of the capital stock.

For Class Meetings the same rules provided herein for Special Meetings shall apply.

The corporation’s shareholders, upon exercising their voting rights, shall adjust to the provisions of article 196 of the General Law of Business Associations. To that purpose, it shall be assumed, unless otherwise proven, that a shareholder has in a determined transaction an interest contrary to that of the corporation or corporations controlled by the latter, when while preserving control of the corporation votes in favor or against the execution of the transactions attaining benefits which exclude the other shareholders or such corporation or corporations controlled by the latter.

Actions against shareholders who fail to comply with the provisions of the previous paragraph, shall be exercised under the terms of the provisions of article 38 of the Securities Market Law.

TWENTY SIXTH. In the event of cancellation of registry of the corporation’s securities in the National Registry of Securities, either upon request of the corporation itself or by resolution adopted by the Banking and Securities Commission, under the terms of article 108 of the Securities Market Law, the corporation shall subject to the following:

I.
When serious or reiterated violations to the Securities Market Law are committed, or, when its securities fail to meet the requirements to preserve its stock market listing, in which cases the corporation shall be bound, prior requirement from the Banking and Securities Commission to make a public offering in a maximum period of one hundred and eighty natural days, counted from the time the requirement enters into effect, applying the provisions of articles 96, 97 and 98 fractions I and II, and 101 first paragraph of the Securities Market Law, as well as the following rules:

a)
The offer shall be exclusively addressed to the shareholders or holders of credit instruments representing the issuer’s shares, which are not part, at the time of the requirement from the Banking and Securities Commission, of the group of persons who holds control of the corporation.

b)
The offer shall be made at least at the price which results higher between the market value and the book value of the shares or credit instruments, representing such shares, according in the latter case, to the last quarterly report filed before the Banking and Securities Commission and to the stock market before commencing of the offer, adjusted when such value has been modified pursuant to the criteria applicable to the determination of relevant information, in which case, the most recent financial information in the possession of the corporation shall be taken into consideration and submit a certification from one of the corporation’s authorized officials in respect to the determination of book value.

The market value shall be the average price weighted per volume of the transactions carried out over the last thirty days from negotiation of the shares or credit instruments representing such shares, prior to commencement of the offer, during a period that shall not exceed of six months. In the event the number of days when the aforementioned shares or credit instruments have been negotiated, during the indicated period is less than thirty, the days effectively negotiated shall be taken into account. When there were no negotiations in such period, the book value shall be taken into consideration.

In the event the corporation has more than one series of shares listed, the average referred to in the above paragraph shall be carried out by each of the series intended to be cancelled, having to take as market value for the public offering of all series, the highest resulting average.

c)
the corporation, shall allocate in trust for a minimum period of six months, counted from the date of cancellation, the necessary resources to acquire at the same price of the offer the securities of the investors who did not attend the same.

The person or group of persons who hold control of the corporation when the Banking and Securities Commission makes the aforementioned requirement, shall be subsidiary responsible with the corporation for compliance with the provisions of this fraction.

The Banking and Securities Commission may order, at the expense of the corporation, the performance of an assessment by an independent expert with the purpose of determining the offering price when deemed necessary for the protection of the investing public’s interests.

The corporation may not place again securities among the investing public until a year has lapsed counted form the corresponding cancellation.

II.
The issuer so requests it, prior resolution of its general special shareholders’ meeting and with the favorable vote of the holders of shares with or without voting rights, representing ninety five percent of the capital stock.

Once the referred meeting’s resolution has been attained, a public purchase offering shall be carried out pursuant to the provisions of fraction I hereof.

The Banking and Securities Commission may established by general provisions exceptions to the obligation to carry out the aforementioned public offering, when by virtue of the reduced number of instruments placed among the investing public and their amount justifies it, but in any event the trust referred to by item c) of fraction I herein shall be constituted.

III.	The corporation’s board of directors shall make its opinion known to the public regarding the offer price, adjusting to the provisions of article 101 of the Securities Market Law.

Upon cancelling filing of the shares representing its capital stock in the National Registry of Securities, the corporation shall cease having the nature of stock market company, remaining subject to the provisions of article 108 of the Securities Market Law, for corporations.

The Banking and Securities Commission may authorize the use of a different basis for the determination of the offer price, taking into consideration the corporation's financial situation and perspective, provided the approval of the corporation's board of directors is granted, prior the opinion from the committee which performs functions in matters of corporate practices, in which the reasons why it is deemed reasonable to establish a different price are contained, supported by the report from an independent expert.

The corporation shall be exempted from carrying out the public offering referred to by article 108, fraction II of the Securities Market Law, provided it credits before the Banking and Securities Commission having the consent from the shareholders representing at least 95% of the corporation’s capital stock, granted by means of a resolution from the meeting; that the amount to be offered for the shares places among the greater investing public is less than 300,000 investment units, and the trust referred to by the last paragraph of the aforementioned fraction II is constituted, as well as notify the cancellation and constitution of the aforementioned trust through SEDI. The foregoing provisions shall be applicable to the common shares certificates over shares, as well as titles representing two or more shares or one or more share series of the corporation.

TWENTY SEVENTH. Upon request from the shareholders representing ten percent of the shares represented in a Meeting, voting of any matter in respect to which they do not deemed sufficiently informed, shall be postponed for three days without the need of a new call.

CHAPTER IV
MANAGEMENT OF THE CORPORATION

TWENTY SEVENTH BIS 1. The Shareholders’ Meeting may appoint an Executive Director who shall also be called “CEO” and shall have within his field of competence the corporation's direction and management. Any mentioned by the corporation to the position in question in formal legal acts shall invariably refer to the position of “CEO and Executive Director”. The corporation shall supervise and comply with the guidelines provided for that purpose by the Law Regulating Financial Groups, as well as the By-Laws.

TWENTY EIGHTH. The corporation’s management and representation shall be in charge of a Board of Directors which shall be comprised by a maximum of twenty members, of which, at least, twenty five percent shall be independent. For every owner member its respective alternate may be appointed, provided that the alternate members of the independent members, shall have that same capacity.

With the purpose of integrating the Board of Directors, shareholders of the series “F” representing at least fifty one percent of the paid capital stock shall appoint half plus one of the members and for every ten percent of shares of this series that exceeds this percentage, shall be entitled to appoint one more member. Shareholders of the series “B” shall appoint the remaining members.

The appointment of the minority members may only be revoked when that of the rest of that same series is also revoked.

For every owner member its respective alternate shall be appointed.

The appointment of the members shall be made in a class meeting of every share series.

General Shareholders’ Meetings where the members of the board of directors are appointed or ratified or, if applicable that in which such appointments or ratifications are informed shall certify the independence of its members.

The board of directors’ members shall exercise their functions seeking the creation of value in benefit of the corporation, without favoring a determined shareholder or group of shareholders. For that purpose, they shall act with diligence adopting reasoned decisions and complying with all the duties imposed pursuant to the provisions of the Securities Market Law and these by-laws.

TWENTY NINTH. The board of directors, in the diligent exercise of the functions conferred by the Securities Market Law and this by-laws, shall act in good faith and in the best interest of the corporation and corporations controlled by the latter, for which it may:

I.	Request information from the corporation and corporations controlled by the latter, reasonably necessary for decision making.

For that purpose, the corporation’s board of directors may provide, prior opinion from the committee which performs functions in matters of audit, guidelines establishing the form of such requests and, if applicable, the scope of the information requests by the members.

II.	Require the presence of the relevant directors and other persons, including external auditors, that might contribute or contribute elements for decision making in the board’s sessions.

III.
Postpone the board of directors’ session, when a member has not been called or this was not made in time or, if applicable, because the information delivered to the other members was not provided. Such postponement shall be of up to three natural days being able the board to meet without the need of a new call, provided the difference has been corrected.

IV.	Deliberate and vote, requesting the presence, if so wished, exclusively of the members and secretary of the board of directors.

The members of the board of directors, the relevant directors and other persons with the corporation’s representation authority shall provide as necessary to comply with the provisions of the Securities Market Law, in compliance with the provisions of Article Third thereof.

The information submitted before the corporation’s board of directors by the relevant directors and other employees, both of the corporation as corporations controlled by the latter, shall be signed by the persons responsible for its content and drafting.

The members of the board of directors and other persons holding an employment, position or commission in any of the corporations controlled by the corporation or where the latter has significant influence, shall not breach the discretion and confidentiality provided by the Securities Market Law, or other legislations, when the information is provided pursuant to the provisions herein to the corporation’s board of directors, relating to the referred corporations.

The members of the corporation’s board of directors shall fail their due diligence and shall be liable under the terms of the provisions of article 33 of the Securities Market Law, when they cause property damage to the corporation or corporations that controlled by the latter or wherein it has a significant influence, by virtue of the occurrence of any of the following assumptions:

I.
They abstain from attending, except for reasonable causes in the opinion of the shareholders’ meeting, to the board's sessions and, if applicable, committees of which they are part, and that due to their absence the entity in question was unable to be legally installed.

II.
Fail to reveal to the board of directors or, if applicable, to the committees of which they are part of, the relevant information known to them and that is necessary for the appropriate decision making in such corporate entities, unless bound by law or contractually to keep secrecy or confidentiality in that respect.

III.	Fail to comply with the duties imposed by the Securities Market Law or this by-laws.

The responsibility consisting of indemnifying damages and losses caused to the corporation or corporations controlled by the latter or wherein it has significant influence, due to lack of diligence of the members of the corporation’s board of directors, resulting from acts carried out or decisions adopted by the board or those which are not taken on account of the impossibility for such corporate entity to be legally installed, shall be joint among those culpable of taking the decision or causing that the aforementioned corporate entity unable to meet. Such indemnity may be limited under the terms and conditions expressly indicated herein or by the agreement of the shareholders’ general meeting, provided these are not fraudulent or bad faith acts, or, illegal pursuant to the Securities Market Law or other legislations.

The corporation may agree to indemnities and hire in favor of the members of the board of directors, insurances, bonds or guaranties covering the amount of the indemnity for damages caused by their performance to the corporation or corporations controlled by the latter or wherein it has significant influence, except for fraudulent or bad faith acts, or illicit pursuant to the Securities Market Law or other laws.

THIRTIETH. The members and secretary of the corporation’s board of directors, shall keep confidentiality in respect to the information and matters of which they have knowledge on account of their position in the corporation, when such information or matters are not of a public nature.

The members and, if applicable, the secretary of the board of directors, who have a conflict of interest in any matter, shall abstain from participating and being present in the deliberation and voting of such matter, without this affecting the quorum required for the installment of the aforementioned board.

The members shall be jointly liable before those who preceded them in the position, for the irregularities incurred by the latter if, knowing them, failed to informed them in writing to the committee with functions in matters of audit and the external auditor. Likewise, such members shall be bound to inform the audit committee and external auditor, of all those irregularities of which they had knowledge during the time they hold office and related with the corporation or corporations controlled by the latter or wherein it has significant influence.

THIRTY FIRST. The members and secretary of the board of directors of the corporation shall incur in disloyalty before the corporation and, consequently, shall be responsible for damages and losses caused thereof or to the corporations controlled by the latter or wherein it has significant influence, when, without reasonable cause, by virtue of their position, charge or commission, they attain economic benefits for themselves or sought in favor of third parties, including a determined shareholder or group of shareholders.

Likewise, the members of the board of directors shall incur in disloyalty before the corporation or corporations controlled by the latter or wherein it has a significant interest, being liable for the damages and losses to the latter or the former, when they carry out any of the following behaviors:

I.
Vote in the board of directors’ sessions or take determinations in connection with the estate of the corporation or of the corporations controlled by the latter or wherein it has significant influence, with conflict of interests.

II.
Fail to reveal, in matters addressed in the sessions of the board of directors or committees of which they are part, the conflict of interest they have in respect to the corporation or corporations controlled by the latter or wherein it has significant influence. For that purpose, the members shall specify the details of the conflict of interest, unless legally or contractually bound to keep secrecy or confidentiality in that respect.

III.
Knowingly favor a determined shareholder or group of shareholders of the corporation or corporations controlled by the latter or wherein it has significant influence, in detriment or prejudice of the other shareholders.

IV.
Approve transactions executed by the corporation or corporations controlled by the latter or wherein it has significant influence, with related persons, without adjusting or complying with the requirements provided by the Securities Market Law.

V.
Take advantage for themselves or approve in favor of third parties, the use or enjoyment of the properties that are part of the estate of the corporation or corporations controlled by the latter, in breach of the policies approved by the board of directors.

VI.	Misuse the relevant information that is not of public knowledge, in connection with the corporation or corporations controlled by the latter or wherein it has significant influence.

VII.
Take advantage or exploit, in their own benefit or that of third parties, without dispensation from the board of directors, of business opportunities belonging to the corporation or corporations controlled by the latter or wherein it has significant influence.

For that purpose, it shall be deemed, unless otherwise proven, as taking advantage or exploiting a business opportunity corresponding to the corporation or corporations controlled by the latter or wherein it has significant influence, when the member, directly or indirectly, carries out activities that:

a)	Are of the ordinary or common line of business of the corporation itself or corporations controlled by the latter or wherein it has significant influence.

b)	Implies execution of a transaction or business opportunity that was originally addressed to the corporation or corporations mentioned in the above paragraph.

c)	Involve or attempt to involve in commercial or business projects to be developed by the corporation or the corporations mentioned in letter a) above, provided the member has prior knowledge thereof.

The provisions of the first paragraph of this article, as well as fractions V to VII thereof, shall also apply to the persons exercising executive authority in the corporation.

Regarding corporations wherein the corporation has significant influence, the disloyalty liability shall be enforceable upon the members and secretary of the board of directors of such corporation who contributed in the attainment, without reasonable cause, of the benefits referred by the first paragraph of this article.

THIRTY SECOND.   The members and secretary of the corporation's board of directors, shall abstain from performing the behaviors provided herewith:

I.
Generate, broadcast, publish or provide information of the corporation or corporations controlled by the latter or wherein it has significant influence to the public, or, regarding the securities of any of them, knowingly false or inducing to error, or, instructing any of such behaviors.

II.
Instruct or cause the omission of the registry of the transactions carried out by the corporation or corporations controlled by the latter, as well as altering or instructing the alter of registries to conceal the true nature of the transactions executed, affecting any concept of the financial statements.

III.
Conceal, omit or causing the concealment or omission to reveal the relevant information which under the terms of the Securities Market Law must be disclosed to the public, shareholders or holders of securities, unless this Law provides the possibility of its deferment.

IV.
Order or accept filing of false information in the corporation’s accounting or that of the corporations controlled by the latter. It shall be assumed, unless otherwise proven, that the information included in the accounting are false when the authorities, in the exercise of their powers, requires information in connection with accounting registries and the corporation or corporations controlled by the latter do not have it, and the information upon which the accounting registries relies cannot be credited.

V.
Destroys, modifies or orders the, complete or partial, destruction or amendment of accounting systems or registries or the documentation resulting in the accounting entries of the corporation of the corporations controlled by the latter, prior to the lapsing of the legal preservation terms and with the purpose of concealing its registry or evidence.

VI.
Destroy or order the complete or partial destruction of information, documents or files, even electronic, with the purpose of impeding or hindering surveillance acts of the Banking and Securities Commission.

VII.
Destroy or order the complete or partial destruction of information, documents or files, even electronic, in order to manipulate or conceal relevant data or information of the corporation to whomever has legal interest in knowing them.

VIII.	File before the Banking and Securities Commission false or altered documents or information, in order to conceal their true content or context.

IX.
Alter asset or liability accounts or the conditions of the agreements, or making or instructing the registration of inexistent transactions or expenses, exaggerate the actual ones or intentionally execute any illicit act or transaction or forbidden by law, causing in any of such assumptions damage or prejudice to the estate of the corporation or corporations controlled by the latter, in its own economic benefit, either direct or through a third party.

The provisions of this article shall also be applicable to the persons who exercise executive authority in the corporation.

THIRTY THIRD. The responsibility consisting of indemnifying damages and losses caused on account of the actions, facts or omissions referred to in articles 34, 35 and 36 of the Securities Market Law, shall be joint among the culpable parties who adopted the decision and shall be enforceable as consequence of the damages and losses caused. The corresponding indemnity shall cover the damages and losses caused to the corporation or corporations controlled by the latter or wherein it has significant influence and, in any event, the culpable parties shall be removed from their positions.

The corporation, in no event, may agree otherwise, nor provide in its by-laws, to claims, benefits or exclusives of responsibility, that limit, release, substitute or set-off the obligations on account of the liability referred by the legal precepts mentioned in the previous paragraph, nor hire in favor of any person insurances, bonds, or guaranties covering the amount of the indemnity for damages and losses caused.

THIRTY FOURTH. The liability resulting from acts referred to by Chapter II of the Securities Market Law, shall be exclusively in favor of the corporation or corporations controlled by the latter or wherein it has significant influence, which suffers property damages.

The action to claim liability may be exercised:

I.	By the corporation.

II.
By the shareholders of the corporation who, individually or jointly, hold voting shares, even limited or restricted, or without voting rights, representing five percent or more of the corporation’s capital stock.

The plaintiff may negotiate a settlement in trial for the amount of the indemnity for damages and losses, provided it is previously submitted for the approval of the corporation’s board of directors, the terms and conditions of the corresponding legal settlement. The absence of such formality shall cause the respective nullity.

The enforcement of the actions referred to by this article shall not be subject to compliance of the requirements provided in articles 161 and 163 of the General Law of Business Associations. In any event, such actions shall comprise the aggregate amount of the liabilities in favor of the corporation or corporations controlled by the latter or wherein it has significant influence and not only the personal interest of the plaintiff or plaintiffs.

The action referred to by this article exercised by any of the persons mentioned in fractions I and II above, in favor of the corporations controlled by the corporation or wherein the latter has significant influence, shall be irrespective of the actions which exercise corresponds to the corporations themselves or shareholders of the latter pursuant to the provisions of articles 161 and 163 of the General Law of Business Associations.

The actions which purpose is to claim liabilities under the terms hereof, shall lapse in five years counted from the day when the act or fact which resulted in the corresponding property damage is carried out.

In any event, the persons who in the opinion of the judge has enforced the actions referred to hereof, recklessly or in bad faith, shall be sentenced to the payment of legal costs under the terms of the provisions of the Commercial Code.

The liability that the Securities Market Law attributes to the members and secretary of the board of directors, as well as to the corporation’s relevant directors, shall be enforceable even when the shares representing the corporation’s capital stock, are placed among the public through credit instruments representing such shares, issued by the trustee institutions, in which case the action referred to by article 38 of the Securities Market Law, may be enforced by the trustee institution or by the holders of such instruments representing the percentage of the capital stock referred to by fraction II therein.

THIRTY FIFTH. The members of the board of directors shall not incur, individually or jointly, in liability for damages or losses caused to the corporation or corporations controlled by the latter or wherein it has significant influence, as a result of acts executed or decisions taken, when acting in good faith, if any of the following liability exclusives occur:

I.
Comply with the requirements set forth by the Securities Market Law or the corporate by-laws for the approval of matters that fall within the scope of the board of directors or, if applicable, the committees of which they are a part of.

II.
Take decisions or vote in the board of director’s meetings, based on the information provided by the relevant directors, the corporation providing external audit services or independent experts, whose capacity and credibility do not give rise to reasonable doubt.

III.	They selected the most convenient alternative, to the best of their knowledge, or negative property effects not foreseen, in both cases, based on the information available at the time of the decision.

IV.	Comply with the agreements of the shareholders’ meeting provided these are not in breach with the law.

THIRTY SIXTH. The members of the Board of Directors may be partners or persons alien to the corporation, and shall meet the requirements provided by the Law Regulating Financial Groups and the Securities Market Law for that purpose, they shall hold office for the term established by the General Ordinary Shareholders’ Meeting which appointed them, being able to be reelected, and shall receive the compensations determined by the General Ordinary Shareholders’ meeting.

The members shall continue to hold office, even when the terms for which they were appointed have lapsed or due to resignation of their positions, up to a period of 30 natural days, in lack of appointment of the substitute or when the latter does not take office, without being subject to the provisions of article 154 of the General Law of Business Associations.

The board of directors may appoint provisional members, without the involvement of the shareholders’ meeting, when any of the assumptions indicated in the previous paragraph or article 155 of the General Law of Business Associations occurs. The shareholders’ meetings shall ratify such appointments or shall assign alternate members in the meeting following the occurrence of the event, without prejudice of the provisions of article 50, fraction I of the Securities Market Law.

The corporation shall verify compliance with the requirements indicated in Articles 25 and 26 of the Law Regulating Financial Groups, by the persons assigned as members, executive directors and officials with the two immediately inferior hierarchies to the latter, prior to commencement of their functions.

By independent members, it shall be understood the person who is alien to the corporation’s management and the financial entities integrating the Financial Group, and who gather the requirements and conditions determined by the Banking and Securities Commission in the general provisions issued for that purpose. In no event can the following persons be independent members:

1.
Relevant directors or employees of the corporation or corporations which integrate the corporate group or consortium to which the corporation belongs, as well as the surveyors of the latter. This limitation shall be applicable to those individuals who would have held office during the twelve months immediately prior to the date of appointment.

2.
The individuals who have significant influence or executive authority in the corporation or in any of the corporations which integrate the corporate group or consortium to which such corporation belongs.

3.	Shareholders who are part of the group of persons who maintain control of the corporation;

4.
Clients, service providers, suppliers, debtors, creditors, partners, members or employees of a corporation, who is an important client, service provider, supplier, debtor or creditor of the corporation. It shall be considered as an important client, service provider or supplier, when the sales of the corporation represent more than ten percent of the aggregate sales of the client, service provider or supplier, during the twelve months prior to the date of appointment. Likewise, it shall be deemed as an important debtor or creditor, when the amount of the loan is greater than fifteen percent of the assets of the corporation or its counterpart.

5.	Those who are related by blood, marriage or civil until the fourth degree, as well as the spouse and concubine, of any of the individuals referred to in points 1 to 4 of this Article.

6.	The employees of a foundation, association or civil society receiving important donations from the corporation;

7.	Executive directors or high level directors of a corporation in which board of directors the executive director or high level director of the corporation participates; and

8.
Whoever has held a directive or administrative position in the corporation or any of the entities which integrate the Financial Group, during the year prior to the time when their appointed is intended.

The independents members who during their tenure cease having such capacity, shall inform it to the board of directors, no later than, on the following meeting of such body.

The Banking and Securities Commission, prior the corporation’s and the members in question right to a hearing, and with the agreement of the Governor’s Board, may object to the independent qualification of the members of the board of directors, when there are elements that credit the lack of independence pursuant to the provisions of points 1 to 5 of this Article, in which event they shall loose the referred capacity. The Commission shall have a period of 30 working days counted from the notice made by the corporation for that purpose under the terms of the applicable provisions, to object, if applicable, to the independence of the respective member; once such term has lapsed without the Commission rendering its opinion, it shall be deemed that there are no objections. The foregoing, without prejudice that the Commission may object such independence when subsequently it is detected that during the commission of any member it fall in any of the assumptions referred by this Article.

Pursuant to Article 25 of the Law Regulating Financial Groups, in no event can the following act as Members of the corporation;

1.
The corporation's officials and employees and other members of the Financial Group, except for the Executive Director and officials holding positions in the two administrative hierarchies immediately inferior, without these constituting more than a third part of the Board of Directors;

2.	The spouse, persons related by blood or marriage until the second degree, or civil, with more than two members;

3.	Whoever have a pending litigation with the corporation or with any of the Group’s members.

4.
Those in bankruptcy or bankruptcy proceeding that have not discharged, persons sentenced for property crimes, as well as those disqualified for trade, or to hold office, employment or commission in public service or in the Mexican financial system;

5.
Whoever exercises regulatory, inspection and surveillance functions of the corporation or financial entities who form of the Group, except in the event that the corporation, receives support from the Institute for the Protection of Bank Savings; and

6.
Whomever are involved in the board of directors of the financial institutions belonging, if applicable, to other financial groups, or corporations which control the same, as well as other ungrouped financial entities.

Pursuant to article 24 of the Securities Market Law, in no event can the persons who held a position of external auditor of the corporation and of the others integrating the Financial Group, during the twelve months immediately prior to the date of appointment, act as members of the corporation.

The majority of the corporation’s members shall reside in national territory.

THIRTY SEVENTH. The Board of Directors, in its first session immediately after the Meeting that appointed it, shall appoint from among its members owners of the Series “F” the Chairman, and the persons to fill the positions created for the better performance of its functions.

The Board of Directors shall appoint a Secretary and one or more Alternate Secretaries, who shall not be part of such corporate body, and shall remain subject to the obligations and responsibilities provided by the Securities Market Law.

Copies or records of the minutes of the Board and Shareholders’ Meeting meetings as well as of the entries contained in the non-accounting corporate books and registries, and in general, any document from the corporation's file, may be authorized by the Secretary or by one of the Alternate Secretaries, who may also, jointly or severally, appear before public notary to formalize the aforementioned minutes.

THIRTY EIGHTH. The Chairman shall preside the Shareholders’ Meetings and the Meetings of the Board of Directors, complying with the agreements thereof without the need of any special resolution.

THIRTY NINTH. For the Board of Directors’ meeting to be valid, the attendance of at least fifty one percent of the members shall be required, of which at least one shall be an independent member, and its resolutions shall be signed when taken by a majority of those present. In the event of tie the Chairman shall have a casting vote. The foregoing shall be carried out according to the integration of the Board of Directors and pursuant to the provisions of Article Twenty Eighth hereof.

The Board shall meet at least every quarter. The Chairman of the Board of Directors or of the Committee which performs corporate practices and audit functions referred to by the Securities Market Law, as well as twenty five percent of the members of the corporation may call a meeting of the board and add in the agenda the points deemed appropriate.

The corporation’s external auditor may be called to the board of directors’ meeting, as guests with voice and no vote, having to abstain from being present in respect to those issued in the agenda where they have a conflict of interest or that might compromise their independence.

FORTIETH. Calls for the Board of Directors’ meetings in any event may be signed by the Secretary or Alternate Secretary, shall be sent by mail, telegram, courier, communication via fax or any other means leaving reliable record of their receipt by the latter’s members, at least, five days prior to the date of the Session. Calls may be sent to members residing outside of the corporate address, by telegram, communication via fax or air courier deposited at least five days prior to the date of the Session.

FORTY FIRST. The Board of Directors Sessions shall be held in the corporate address or any other place within national territory, deemed appropriate by such Board.

FORTY SECOND. The Board of Directors shall hold the corporation’s legal representation and shall be vested with the following authority:

1.
The corporation’s power for lawsuits and collection proceeding granted with all the general and special authority requiring special clause pursuant to the Law, therefore granting without any limitation, pursuant with the provisions of the first paragraph of Article 2,554 of the Federal Civil Code, shall be authorized enunciatively but not limited to file criminal complaints and sues and grant pardons, to become injured party or coadjutor in criminal proceedings, withdraw from actions filed and amparo trials, to settle, to submit to arbitration, to assign assets, to challenge judges, receive payments and execute all other acts expressly determined by Law, among which are included representing the corporation before judicial and administrative, civil or criminal authorities, before labor authorities and courts and before the Ministry of Foreign Relations to enter into agreements with the Federal Government under the terms of fraction first and fourth of Article 27 of the Constitution, its Organic Law and the Regulations thereof.

2.	For acts of administration and domain pursuant to the provisions of paragraphs second and third of Article 2,554 of the Federal Civil Code.

3.
To execute any kind of credit instruments, under the terms of Article 9 of the General Law on Securities and Credit Transactions, provided these are for the performance of the corporate purpose and without this implying receipt or granting of any loan, with the exception of the provisions of the Law Regulating Financial Groups.

4.	To open and cancel bank accounts on behalf of the corporation, as well as to make deposits and draw against them and appoint the persons who may draw against the same.

5.	Establish general strategies for the conduction of the business of the corporation and of the financial entities integrating the Group.

6.
Monitor the management and conduct of the corporation and of the financial entities forming the Group, taking into consideration the latter’s relevance in the financial, administrative and legal situation of the corporation, as well as the performance of the relevant directors.

7.	Approve prior opinion from the competent committee:

a)	The policies and guidelines for the use or enjoyment of the assets that are part of the corporation’s estate and that of the financial entities of the Group, by related persons.

b)	the transactions, each individually, with related persons, attempted by the corporation or the financial entities that form the Group.

c)
Shall not require the approval from the Board of Directors for the transactions executed, either simultaneously or successively, which due to their characteristics can be deemed as a single transaction and that are attempted by the corporation or its financial entities, in the span of a fiscal year, when unusual or recurrent, or, their amount represent, based on the numbers corresponding to the closure of the quarter immediately prior to any of the following assumptions:

1.	The purchase or transfer of assets with a value equal or higher than five percent of the corporation’s consolidated assets.

Investments in securities in debt or in bank instruments are excepted, provided they are carried out pursuant to the policies approved for that purpose by the Board itself.

d.
To appoint and remove the executive director, attorneys-in-fact, agents and employees of the corporation, when deemed appropriate, grant them authority and powers deemed necessary, as well as determine their guarantees, working conditions and compensation.

In any event, the Executive Director shall meet the requirements provided by Article 26 of the Law Regulating Financial Groups.

e.	Policies for granting of loans for consumption, loans or any other type of credits or guarantees to related persons.

f.
The exemptions for a member, relevant director or person with executive authority, to cease business opportunities for themselves or in favor of third parties, corresponding to the corporation or to the Group’s financial entities, or those where they have significant influence. The exemptions for transactions which amount is lower to the one mentioned in letter c) of this point, may be entrusted to any of the corporation’s committees in charge of the functions in matters of audit or corporate practices.

g.	The guidelines in matters of internal control and audit of the corporation and its financial entities.

h.	The corporation’s accounting policies adjusting to accounting principles recognized or issued by the Banking and Securities Commission, through general provisions.

i.	The corporation's financial statements.

j.	Hiring of the corporation which provides external audit services, and if applicable, additional or complementary services to that of external audit.

8.	File before the general shareholders’ meeting held on account of the closing of the fiscal year, the documents referred by fraction IV of article 28 of the Securities Market Law.

9.
Follow-up the main risks to which the corporation and its financial entities are exposed to, identifying them based on the information submitted by the committees, the executive director and the corporation providing external audit services, as well as the accounting systems, internal control and internal audit, registry, file or information of the latter and former, which might be carried out through the committee in charge of functions in audit matters.

10.	Approve information and communication policies with shareholders and the market, as well as with the members and relevant directors, to comply with the provisions of the Securities Market Law.

11.	Determine the corresponding actions in order to correct the known irregularities and implement the corresponding corrective measures.

12.	Establish the terms and conditions to which the executive director shall adjust in the exercise of its authority for acts of domain.

13.
Instruct the executive director to reveal to the public the relevant events of which he has knowledge. The foregoing, without prejudice of the executive director’s obligation referred by article 44 fraction V of the Securities Market Law.

14.	To draft the corporation's Internal Work Regulations.

15.	To establish the corporation's offices or branches in any part of the national territory.

16.
To call General Ordinary, Special or Class Shareholders’ Meeting in all the cases provided herein, or when deemed appropriate and establish the date and time when such Meetings must be held and monitor compliance with the agreements adopted by the latter, which shall be carried out by the committee which exercises audit functions.

17.
To determine the sense how the votes corresponding to shares owned by the corporation shall be rendered, in the General Shareholders’ Meeting of the financial entities which form the Group and of the corporations rendering complementary or auxiliary services to this corporation.

18.	To grant general or special powers exclusively connected with the powers referred by the previous points, but always reserving the enforcement thereof, as well as to revoke the powers granted.

19.
To establish rules regarding the structure, organization, integration, functions and powers of the internal committees and of the work commissions deemed necessary, appoint their members, and establish their compensation.

20.
To purchase, lien or transfer shares and equity, provided that the prior authorization from the Ministry of Finance and Public Credit and the General Special Shareholders’ Meeting shall be required, to carry out the incorporation or separation of a corporation’s financial entity.

21.
To authorize, both the purchase of shares representing the corporation’s capital stock with charge to the reserve for the repurchase of shares under the terms of this by-laws, as their subsequent placement;

22.
It shall be an non-delegable authority of the Board to approve the transactions that deviate from the ordinary course of business and intended to be executed between the corporation and its shareholders, with persons who are part of the corporation’s management or with whom such persons have economic ties or, if applicable, of kinship by blood or marriage until the second degree, the spouse or concubine; purchase or sale of ten percent or more of the asset, granting of guarantees for an amount higher than thirty percent of the assets as well as transactions other than the above representing more than one percent of the corporation’s assets.

23.	To carry out all the acts authorized herein or that are a consequence thereof.

FORTY THIRD. The minutes of each session of the Board of Directors shall be recorded in the respective book and signed by the Chairman, Secretary or one of the Alternate Secretaries.

FORTY FOURTH. The corporation may have the committees deemed necessary, which are formed by the members of the Board of Directors, who shall enjoy the powers and authorities determined by the Board itself.

The board of administration, for the performance of the functions assigned by the Securities Market Law, shall have the assistance of one or more committees established to that effect. The Committee which develops activities in matters of corporate practices and audit referred to by the aforementioned Law, shall be exclusively formed by independent members and by a minimum of three members appointed by the board itself, upon proposal from the chairman of such corporate body.

When for any cause the minimum number of members of the committee performing functions in matters of corporate practices and audit is missing and the board of directors has not appointed provisional members pursuant to the provisions of article 24 of the Securities Market Law, any shareholder may request the chairman of the referred board to call in a period of three natural days, a general shareholders’ meeting for the latter to make the corresponding appointment. If the call is not made in the period indicated ay shareholder may appear before the judicial authority of the corporate address, for the latter to make the call. In the event the meeting does not gather or that once gather fails to make the appointment, the judicial authority of the corporate address, upon request and proposal from any shareholder, shall appoint the corresponding members, who shall hold their positions until the general Shareholders’ meeting makes the final appointment.

FORTY FIFTH. The management, conduction and execution functions of the corporation's business and of the corporations controlled by the latter, shall be the responsibility of the executive director, pursuant to the provisions herein, submitting therefore to the strategies, policies and guidelines approved by the board of directors.

The executive director, in order to perform its functions, shall have the broadest authority to represent the corporation in acts of administration and lawsuit and collection proceedings, including special powers which pursuant to law require of special clause. Regarding act of domain it shall adjust to the provisions of article 28, fraction VIII of the Securities Market Law.

The executive director, without prejudice of the foregoing, shall:

I.	Submit for the board of directors’ approval the corporation’s business strategies and of the corporations controlled by the latter, based on the information provided by the former.

II.	Comply with the agreements of the shareholders’ meeting and of the board of directors, pursuant to the instructions, if applicable, issued by the meeting itself or the referred board.

III.
Propose to the committee performing functions in audit matters, the guidelines of the internal control system and internal audit of the corporation and corporations controlled by the latter, as well as enforcing the guidelines approved for that purpose by the corporation’s board of directors.

IV.	Subscribe the corporation’s relevant information, together with the relevant directors in charge of its drafting, in the area of competence.

V.	Broadcast the relevant information and events that must be revealed to the public, adjusting to the provisions of the Securities Market Law.

VI.	Comply with the provisions regarding the execution of the corporation’s shares purchase and placement.

VII.
Exercise, by itself or through an authorized representative, within the scope of it competence or as per instruction of the board of directors, the corrective actions and of liability that are admissible.

VIII.	Verify, if applicable, that the capital contributions are made by the shareholders.

IX.	Comply with the legal and statutory requirements provided with respect to the dividends paid to shareholders.

X.	Ensure that the corporation is accounting, registry, filing or information systems are preserved.

XI.	Draft and submit before the board of directors the report referred to by article 172 of the General Law on Business Associations, except for the provisions of letter b) of such precept.

XII.
Establish mechanisms and internal control that allow verifying that the acts and transactions of the corporation and of the corporations controlled by the latter, have complied with the applicable legislation, as well as follow up with the results of these mechanisms and internal controls and take the measures necessary if applicable.

XIII.
Exercise the liability claim actions referred to by the Securities Market Law, against related persons or third parties who allegedly caused damage to the corporation or corporations the latter control or wherein it has significant influence, unless due to determination from the corporation's board of directors and prior opinion from the committee in charge of audit functions, the damage caused is not relevant.

XIV.	Others established by the Securities Market Law or provided in this corporate by-laws, in accordance with the functions that the Securities Market Law assigns.

The executive director, for the exercise of its functions and activities, as well as for due compliance of the obligations that the Securities Market Law or other laws provide, shall be assisted by the relevant directors appointed for that purpose and by any employee of the corporation or the corporations controlled by the latter. The executive director, in the administration, conduction and execution of the corporation’s business, shall provide what is necessary so that the corporations controlled by the corporation comply with the provisions of article 31 of the Securities Market Law.

The reports regarding the financial statements and information in financial, administrative, economic and legal matters referred to by article 104 of the aforementioned Law, shall be signed, at least, by the executive director and other relevant directors who hold positions in the financial and legal areas or their equivalents, in the scope of their respective competence. Likewise, this information shall be submitted before the board of directors for its consideration and, if applicable, approval, with the supporting documentation.

The executive director and other relevant directors shall be subject to the provisions of article 29 of the Securities Market Law, in their respective competence, thus being liable for the damages and losses resulting from their corresponding functions. Likewise, the liability exceptions and limitations referred to by articles 33 and 40 of the Securities Market Law shall apply to them.

Additionally, the executive director and other relevant director shall be liable for the damages and losses caused to the corporation or corporations controlled by the latter due to:

I.	Imputable lack of timely and diligent attention, to the information and documentation requests required by the corporation’s members within the scope of their competence.

II.	Filing or revealing, knowingly, false information or which induces to error.

III.
Occurrence of any of the behaviors provided by articles 35, fractions III and IV to VII and 36 of the Securities Market Law, being applicable the provisions of articles 37 to 39 of the aforementioned legislation.

CHAPTER V

SURVEILLANCE OF THE CORPORATION

FORTY SIXTH. The surveillance of the management, conduction and execution of the corporation’s business, and of the corporations controlled by the latter, taking into account the relevance of the latter in the financial, administrative and legal situation of the corporation, shall be in charge of the board of directors through the committee or committees organized to perform activities in corporate practices and audit matters, as well as through the corporation who performs the corporation’s external audit, each in the scope of their respective competence, pursuant to the provisions of the Securities Market Law.

The corporation shall not be subject to the provisions of article 91, fraction V of the General Law on Business Associations, nor article 164 to 171, 172, last paragraph, 173 and 175 of the aforementioned Law shall be applicable.

The approval from the board of directors, of the transactions indicated herewith, shall not be required, provided they comply with the policies and guidelines approved by the board to that effect:

1.	The transaction, which because of their amount lack of relevance for the corporation or corporations controlled by the latter.

2.	The transaction executed between the corporation and the corporations controlled by the latter or wherein it has significant influence or among any of these, provided that:

i)      They are in the ordinary or normal course of business

ii)	Are deemed as made at market price or supported by assessments carried out by external specialized agents.

FORTY SEVENTH. The board of directors, in the performance of its surveillance activities, shall be assisted by one or more committees in charge of the development of the following activities:

I.      In matters of corporate practices:

a)	Render its opinion to the board of directors regarding to matters that concern it pursuant to the Securities Market Law.

b)	Request the opinion of independent experts when deemed appropriate, for the proper performance of its functions or when required pursuant to the Securities Market Law or general provisions.

c)	Call shareholders’ meetings and instruct the insertion in the agenda of such meetings of the points deemed appropriate.

d)	Support the board of directors in drafting the reports referred by article 28, fraction IV, letter d) and e) of the Securities Market Law.

e)	Others established by the Securities Market Law or provided in this by-laws, according to the functions assigned by the aforementioned Law.

II.      In matter of audit:

a)	Render its opinion to the board of directors regarding matters that concern it pursuant to the Securities Market Law.

b)
Assess the performance of the corporation which provides external auditing services, as well as analyze the judgments, opinions or reports drafted and subscribed by the external auditor. For that purpose, the committee may request the presence of the aforementioned auditor when deemed appropriate, without prejudice that it must meet with the latter at least once a year.

c)	Discuss the corporation’s financial statements with the persons responsible for their drafting and review, and based therein recommend or not to the board of directors their approval.

d)
Inform the board of directors of the status of the internal control system and internal audit of the corporation or of the corporation controlled by the latter, including the irregularities that, if applicable, are detected.

e)
Draft the opinion referred to by article 28, fraction IV, letter c) of the Securities Market Law and submit it to the consideration of the board of directors for its subsequent filing before the shareholders’ meeting, relying, among other elements, upon the external auditor’s report. Such opinion shall indicate, at least, the indications of fraction II of letter e) of article 42 of the Securities Market Law.

f)	Support the board of directors in drafting the reports referred to by article 28, fraction IV, letter d) and e) of the Securities Market Law.

g)
Monitor that the transactions referred to by articles 28, fraction III and 47 of the Securities Market Law, are carried out in compliance with what is provided to that effect by such precepts, as well as the polices derived thereof.

h)	Request the opinion of independent experts when deemed appropriate, for the adequate performance of its functions or when required pursuant to the Securities Market Law or general provisions.

i)
Require from the relevant directors and other employees of the corporation or its financial entities, reports regarding the drafting of the financial information and any other type deemed necessary for the performance of its functions.

j)
Investigate possible breaches of which it has knowledge, to the transactions, guidelines and operational policies, internal control systems and external audits and accounting registry, either of the corporation itself or of its federal entities, for which it shall carry out an examination of the documentation, registries and other evidence, in the degree and to the extent necessary to perform such monitoring.

k)
Receive the observations made by shareholders, members, relevant directors, employees and, in general, from any third party, in respect to the matters referred to in the above paragraph, as well as perform the actions deemed relevant in its opinion.

1)
Request periodical meetings with the relevant directors, as well as delivery any type of information in connection with the corporation’s internal control and internal audit or the corporations controlled by the latter.

m)
Inform the board of directors of the important irregularities detected due to the exercise of its functions and, if applicable, of the correlative actions adopted or propose those that must be enforced.

n)	Call a shareholders’ meeting and request the insertion in the agenda of such meeting the points deemed relevant.

o)
Monitor that the executive director complies with the agreements of the shareholders’ meeting and board of directors of the corporation, pursuant to the instructions which, if applicable, are issued by the meeting itself or the referred board.

p)
Monitor the establishment of internal mechanisms and controls which allow verifying that the corporation’s acts and transactions, and that of its financial entities, comply with the applicable legislation, as well as implementing methodologies that enable the review of compliance with the above.

q)	The others established by the Securities Market Law or provided in this by-laws, in accordance with the functions assigned by the aforementioned law.

FORTY EIGHTH. The chairman of the committee exercising functions in matters of corporate practices and audit, shall be appointed and/or removed from its position exclusively by the corporation's general shareholders’ meeting. Said chairman may not preside the board of directors and shall be selected because of his experience, recognized capacity and professional prestige. Likewise he shall draft an annual report regarding the activities corresponding to such body and submit it before the board of directors. Such report shall, at least, contemplate the following aspects:

I.      In matters of corporate practices:

a)	The observations in respect to the performance of the relevant directors.

b)	The transactions with related persons, during the fiscal year of the report, detailing the characteristics of the significant transactions.

c)	The emolument or integral compensation packages for the individuals referred to by article 28, fraction III, letter d) of this Law.

d)	The dispensations granted by the board of directors under the terms of the provisions of article 28, fraction III, letter f) of this Law.

II.      In matters of audit:

a)
The status of the corporation’s internal control and internal audit and of the corporations controlled by the latter and, if applicable, the description of its deficiencies and deviations, as well as the aspects which require improvement, taking into account the opinions, reports, communications and results of the external audit, as well as the reports issued by the independent experts who rendered their services during the period of the report.

b)
the mention and follow up of the preventive and corrective measures implemented based on the results of the investigations related with the breach to the operational guidelines and policies and accounting record, either of the corporation itself or of the corporations controlled by the latter.

c)	Assessment of the performance of the corporation who provides external audit services, as well as of the external auditor in charge thereof.

d)
The description and assessment of the additional or complementary services that, if applicable, are provided by the corporation in charge of the external audit, as well as those provided by independent experts.

e)	The main results of the reviews to the corporation’s financial statements and that of the corporations controlled by the latter.

f)	The description and effects of the amendments to the accounting policies approved during the period covered by the report.

g)
The measures adopted on account of the observations deemed relevant, made by shareholders, members, relevant directors, employees and in general, any third party, in respect to accounting, internal controls and matters related to internal or external audit, or, derived from the claims made regarding facts deemed irregular in the administration.

h)	Follow up to the agreements of the shareholders’ meeting and board of directors.

For the drafting of the referred reports, as well as the opinions indicated in article 42 of the Securities Market Law, the committees of corporate practices and audit shall listen to the relevant directors; in the event of a difference of opinion with the latter, it shall incorporate such differences in the aforementioned reports and opinions.

FORTY NINTH. For the performance of the provisions of Article 27-Ñ of the Law Regulating Financial Groups, the corporation shall be, additionally subject to the inspection and surveillance of the Commission which supervises the financial entity which is part of the group determined by the Ministry of Finance and Public Credit as predominant within the same group.

CHAPTER VI

OF THE FINANCIAL INFORMATION AND FISCAL YEARS

FIFTIETH. Fiscal years shall last for a year and shall start from January 1st to December 31st of each year.

FIFTY FIRST. Upon closing of each fiscal year, the Board of Directors shall draft a report that shall be completed within three months following closing of the fiscal year for its presentation to the General Ordinary Shareholders’ Meeting, under the terms provided by Article 172 of the General Law for Business Associations, wherein it shall include the information regarding the operation of the financial entities and auxiliary corporations which form the financial group, as well as regarding the policies followed by the former, and if applicable, regarding its main projects.

FIFTY SECOND. The report mentioned in the previous Article shall be finished and placed at the disposal of the shareholders, together with the supporting documentation, and the forms of the powers of attorney referred to by

Article 22 of the Law Regulating Financial Groups, at least fifteen days prior to the Meeting where they are to be discussed. Shareholders shall be entitled to a copy of the corresponding reports.

FIFTY THIRD. Within fifteen days following the date when the General Ordinary Shareholders’ Meeting approved the report referred to by the general text of Article 172 of the General Law of Business Associations, the Financial Statement included therein shall be published, in the Official Journal of the Federation, to which the shareholders grant the nature of Official Newspaper of the corporate address.

Such Financial Statements shall be certified according to the provisions of the General Rules for the Organization and Operations of the Financial Group.

CHAPTER VII

OF THE PROFITS AND LOSSES

FIFTY FOURTH. Net profits of each fiscal year, after having deducted the legally corresponding amounts to:

a)	Income Taxes of the fiscal year;

b)	if applicable, distribution of profits to the corporation’s personnel; and

c)	loss carry forward of previous fiscal years shall be distributed as follows:

1.	Five percent annually to constitute and reconstitute the legal reserve, until the latter is equal to, at least, twenty percent of the capital stock.

2.
If so determined by the General Meetings it may establish, increase, amend or suppress the capital reserves deemed convenient and constitute provident and reinvestment funds, as well as special reserve funds, including the reserve for the repurchase of shares.

3.	The surplus, if any, shall be applied as determined by the General Ordinary Shareholders’ Meeting.

Payment of dividends shall be made on the dates and places determined by the General Ordinary Shareholders’ Meeting and shall be informed through a notice published in one of the major newspapers of the corporate address. Dividends not collected for five years, counted from the date when they become enforceable, shall be deemed as waived and prescribe in favor of the corporation.

The corporation may redeem shares with distributive profits by resolution of the General Special Shareholders’ Meeting, for which the following rules must be observed:

1.	The redemption shall be ordered by the General Shareholders’ Meeting;

2.	Only fully paid shares may be redeemed;

3.
The purchase of shares to redeem them shall be made in the stock market but if the General Special Shareholders’ Meeting establishes a determined price, the redeemed shares shall be allotted by raffle before certified notary or broker.

The result of the draft shall be published once in the Official Journal of the Federation, to which the shareholders grant the nature of Official Newspaper of the corporate address;

4.	The redeemed share certificates shall be annulled and replaced by the issuance of beneficial shares.

5.
The corporation shall keep at the disposal of the holders of the redeemed shares, for a period of one year, counted from the date of publication referred to by point 3 above, the price of the shares raffled and, if applicable, the beneficial shares.

If once this period has lapsed the holders of the redeemed shares do not appear to collect their price and the beneficial shares, the former shall be applied to the corporation and the latter shall be annulled.

CHAPTER VIII

OF LIABILITY

FIFTY FIFTH. The corporation and each of the entities that are part of the financial group shall enter into a Sole Liability Agreement wherein it shall be recorded that the corporation shall be secondarily and unlimitedly liable for the performance of the obligations of the financial entities which form the financial group, corresponding to the activities that, pursuant to the applicable provisions, are common to each of them, even in respect to those contracted by such entities prior to their integration to the group. Additionally, the corporation shall be unlimitedly liable for the losses of each and every one of such financial entities. In the event the corporation’s estate is not sufficient to enforce the simultaneous liabilities in respect to the financial entities, which form the group, such liabilities, shall be covered first in respect to the credit institutions belonging to the group and subsequently proportionally in respect to the remaining entities of the group, until the corporation’s estate is exhausted. For that purpose, the relationship existing between the percentages representing, in the corporation’s capital stock, its share in the capital stock of the relevant entities shall be taken into consideration.

It shall be understood that a financial entity belonging to the group has losses, when the assets of the entities are not sufficient to cover its payment obligations.

The referred liabilities shall be recorded in the Sole Liability Agreement executed by the corporation with each and every one of the financial entities of the group. Any amendment thereof shall require the approval from the Special Shareholders’ Meeting and the Ministry of Finance and Public Credit.

The corporation may only undertake direct or contingent liabilities, and provide as security its property when regarding the liabilities agreement provided in article 28 of the Law Regulating Financial Groups; the transactions with the Institute for the Protection of Bank Savings and with the authorization from the Banco de México, regarding the issuance of subordinated obligations of forced conversion into instruments representing its capital and the attainment of short term credits, while the placement of shares on account of the organization or merger referred to by article 10 of the Law Regulating Financial Groups is carried out, the corporation’s liability derived from the agreement provided in this article, in respect to the credit institution which is part of the corporation, shall be subject to the provisions of Article 28 Bis of the Law Regulating financial groups, which proceeding is mentioned below:

I.	The corporation shall be liable for the losses of the multiple banking institutions, which is part of the financial group, under the terms of the provisions herewith.

II.
The Institute for the Protection of Bank Savings shall determine the preliminary amount of the losses in charge of the multiple banking institution as of the date when the Institute’s Governor’s Board has adopted any of the resolutions referred to by article 122 Bis of the Credit Institutions Act.

The preliminary amount of the losses shall be determined based on the results of the technical study referred to by article 122 Bis 26 of the Credit Institutions Act, within ten working days following the date on which the Institute’s Governor’s Board has adopted the corresponding resolution referred to by article 122 Bis of said Law. When the technical study has been drafted by a third party, under the terms of the aforementioned article 122 Bis 26, the losses determined based therein, shall be deemed as final for purposes of the provisions of fraction V below. In the events when there is no technical study, the Institute shall determine the preliminary amount of the losses in charge of the multiple banking institutions, based on the opinion provided by article 139 of such Law. In this event, the Institute shall determine the preliminary amount of the losses within ten working days following the date when the drafting of the corresponding opinion has concluded.

III.	The Institute for the Protection of Bank Savings shall notify the corporation of the preliminary amount of the losses on the working day following their determination.

The corporation shall constitute a reserve charged to its capital, for an amount equal to the preliminary amount of losses that the Institute for the Protection of Bank Savings has determined pursuant to the provisions of the previous fraction. For such purposes, the corporation shall have a period that shall not exceed of fifteen natural days, counted from the date when the Institute itself notifies the preliminary amount of losses in charge of the multiple banking institution.

IV.
The corporation shall guarantee to the Institute for the Protection of Bank Savings, the payment of losses charged to the institution pursuant to the Credit Institutions Act. The corporation shall constitute the guarantee referred to herein, in a period that shall not exceed of fifteen natural days counted from the date of receipt of the notice referred to by fraction III above, even when the final amount of losses charged to the multiple banking institution of the financial group has not been determined.

The guarantee mentioned in the previous paragraph shall be for an amount equal to the preliminary amount of the losses charged to the multiple banking institution notified by the Institute. Such guarantee may be constituted over assets owned by the corporation, provided that the latter are free from any lien, or, over shares representing the corporation’s capital stock or of any of the entities that form the financial group, taken into consideration their book value pursuant to the last audited financial statements available.

In the event the guarantee is constituted over shares representing the corporation’s capital stock, first those of the series “F” shall be affected. In the event series “F” shares are not sufficient those corresponding to the series “B” shall be affected. For the constitution of this guarantee, the shares shall be transferred to the account that the Institute keeps in any of the institutions for the deposit of securities authorized under the terms of the Securities Market Law. The guarantee in favor of the Institute shall be deemed of public interest and preferential to any right constituted over such assets or securities.

The guarantee shall be granted by the corporation’s executive director or whoever exercises its functions. For that purpose, the institution for the deposit of securities wherein the shares referred are, upon written request from the executive director or whoever exercises its functions, shall transfer them and preserve the guarantee under the terms of the provisions of this article, thus communicating it to the holders thereof.

In the event the executive director or whoever exercises it functions fails to make the mentioned transfer, the respective institution for the deposit of securities shall make such transfer, sufficing for that purpose the written request of the Executive Secretary of the Institution for the Protection of Bank Savings.

When the guarantee is constituted over shares representing the capital stock of any of the entities of the financial group, the corporation’s executive director or whoever exercises its functions, shall transfer to the account that the Institute for the Protection of Bank Savings keeps in an institution for the deposit of securities, the shares owned by the corporation sufficient to cover the amount of the guarantee, taking into account their book value pursuant to the last audited financial statements available of the corresponding entity. In the event the corporation’s executive director or whoever exercises its functions, fails to make the transfer of shares, the provisions of the foregoing paragraph shall be observed.

The exercise of the property and corporate rights inherent to shares subject matter of the guarantee provided in this fraction, shall correspond to the Institute for the Protection of Bank Savings.

In the event the corporation grants the guarantee referred to herein with assets other than shares representing the corporation’s capital stock or that of the corporations of the financial group, the guarantee shall be constituted in compliance with the provisions applicable to the legal act in question.

V.
In the event the preliminary losses have been already determined based on the opinion referred to by article 139 of the Credit Institutions Act, or, using the technical study carried out by the Institute for the Protection of Bank Savings with its personnel pursuant to article 122 Bis 26 of the aforementioned Law, such Institute shall hire a specialized third party in order to analyze, assess and, if applicable, adjust the results of the technical study or opinion, as applicable, based on the financial information of the institution itself and of the applicable provisions. For purposes of the provisions of this article, the final determination of the losses registered by the multiple banking institution shall be made based on the information of the same date used to determine the preliminary value of the losses, and shall be the one resulting from the analysis carried out by the third party hired by the Institute.

The specialized third party shall comply with the criteria of independence and impartiality that the Banking and Securities Commission determined based on the provisions of article 101 of the Credit Institution Act.

The Institute for the Protection of Bank Savings shall notify to the corporation the final amount of losses charged to the multiple banking institution, in a period that shall not exceed of one hundred and twenty natural days counted from the time of the notice referred to by fraction III herein. The Corporation shall make the adjustments that, if applicable, are admissible to the amount of the reserve and the guarantee referred to by fraction III and IV of this article, respectively, taking into consideration the final amount of losses that the Institute itself notifies.

The corporation may object to the determination of the final amount of losses, within a period of ten working days following that on which such amount is notified. For such purposes, the corporation in agreement with the Institute for the Protection of Bank Savings, shall appoint a specialized third party to render an opinion in respect to the quantification of the losses, having thereof a period of sixty natural days counted from the working day following that on which the corporation brought its objections before the Institute. While the quantification of losses derived from the objection filed by the corporation is not resolved, such corporation shall be obliged to make the adjustments resulting from the final amount of losses that the aforementioned Institute had notified.

VI.
The corporation shall cover to the Institute for the Protection of Bank Savings or the institution in liquidation, as applicable, of the final amount of losses determined pursuant to the provisions of fraction V herein, within sixty natural days following that on which the Institute itself notifies such amount. Without prejudice of the foregoing, such Institute may authorize the corporation to make installments within the aforementioned term, proportionally releasing the guarantee referred to by fraction IV of this article. In this event such guarantee shall be release in the following order.

a)	Assets other than shares representing the corporation’s capital stock and of the entities of the financial group;

b)	Shares representing the capital stock of the entities which are part of the financial group, and

c)	Shares representing the corporation's capital stock. In this event, first shares of the series “B” shall be released and secondly shares of the series “F”.

In the event the corporation fails to cover to the Institute for the Protection of Bank Savings the amount referred to by the first paragraph of this fraction in the indicated term and the guarantee of the corresponding payment was constituted over the shares, ownership thereof shall be transferred to the referred Institute, sufficing for that purpose written notice of such circumstance to the corresponding institution for the deposit of securities, by the Executive Secretary of the Institute itself.

VII.
Without prejudice to the provisions of this article, the corporation shall be liable for the losses that the multiple banking institution which is part of the financial group files subsequently to the final determination provided by fraction V herein, provided that such losses derive from the transactions entered into prior to the date when the Governor’s Board for the Institute for the Protection of Bank Savings has adopted any of the resolutions referred to by article 122 Bis of the Credit Institutions Act, and that at the time of the determination by the Institute itself they have not been revealed.

VIII.	The corporation shall be subject to a special surveillance program of the Banking and Securities Commission.

In addition, the Banking and Securities Commission may request an inspection visit to the authorities in charge of the supervision of the other members of the financial group. To such visits personnel from the Banking and Securities Commission may attend.

In the event the corporation’s supervision is not the competence of the Banking and Securities Commission, the latter may be involved in the special supervision program and in the inspection visits referred to herein.

IX.
Without prejudice of the provisions of article 30-B of the Law Regulation Financial Groups, the Banking and Securities Commission may state its intervention in a general capacity, when the latter fails to constitute within the periods provided for that purpose, the reserve and guarantee referred to by fraction III and IV herein, respectively, or fails to extend them under the terms of fraction V. Upon taking possession of the corporation’s management, the intervening manager shall execute the corresponding acts referred to by fractions III, IV and V herein.

X.
The corporation may not pay dividends to the shareholders, nor carry out any mechanism or act which implies the transfer of property benefits to shareholders, from the date the Governor’s Board of the Institute for the Protection of Bank Savings determines the resolution method applicable to the multiple banking institution, pursuant to the Credit Institutions Act, and until the corporation complies with the provisions of this Article. The Banking and Securities Commission shall notify such situation to the corporation.

For the protection of the savings public interests, the payment system and public interest, the corporation’s by-laws and the certificates representing its capital stock shall include the content of this article, expressly indicating that the partners, by the simple fact of being one, agree that their shares may be given as guarantee in favor of the Institute for the Protection of Bank Savings, under the terms of the provisions of fractions IV and VI of this article, as well as their agreement so that, in the event of failing to comply with the timely payment the corporation must make to the Institute for the Protection of Bank Savings, pursuant to the provisions of fraction VI of this article, ownership of their shares shall be transferred in favor of the Institute itself.

The Ministry of Finance and Public Credit shall determine, through general rules, the proceeding under which the corporation shall comply with the liability assumed by the latter, by means of the sole liability agreement, subject to the provisions of this article, as well as article 28 of the Law Regulating Financial Groups.

CHAPTER IX

CRITERIA TO AVOID CONFLICT OF INTEREST

FIFTY SIXTH. Pursuant to the provisions of Article 9, fraction I, of the Law Regulating Financial Groups, with the general provisions deriving from such Law and with the General Rules for the Constitution and Operation of the Financial Groups, the corporation shall care that in its activity and operation conflicts of interest are avoided among the members of the group, and for that purpose shall establish general guidelines and criteria.

Without prejudice of the foregoing, from now the following general criteria are established:

1.
None of the financial entities, which are part of the group, may use the information of another entity in detriment thereof, of public interest, or of the members of the group or in its own benefit. For this purpose the corporation shall create the necessary manuals, which shall be approved by the corporation’s audit and corporate practices committee.

2.
The transactions that the entities, which are members of the group, execute between each other shall not significantly diverts from the prevailing conditions in the market for the type of transaction in question.

3.
The common operative and services polices established by the financial entities which are members of the group shall avoid practices affecting the development and operation of any of them or of the interests of the user public or creditors or of the shareholders of one of the member entities in benefit of the others, or of any shareholder, or its managers of officials.

CHAPTER X

DISSOLUTION, ORGANIZATION, SEPARATION AND MERGER

FIFTY SEVENTH. The corporation shall dissolve early in any of the events provided in Article 11 of the Law Regulating Financial Groups and fractions second and fifth of Article 229 of the General Law of Business Associations, prior authorization from the Ministry of Finance and Public Credit.

Upon declaring the corporation's dissolution, the latter shall into liquidation, which shall be in charge of one or more liquidators who shall act as decided by the General Special Shareholders’ Meeting and shall meet the requirements applicable to managers pursuant to the Law.

The General Special Shareholders’ Meeting which appoints the liquidator or liquidators, shall establish a term for the exercise of their office, as well as the contribution that, if applicable, shall correspond to them. By the sole fact of their appointment the liquidators shall have for purposes of the liquidation the authority granted by the Board of Directors.

The liquidators shall proceed to the corporation’s liquidation and the distribution of the product thereof among shareholders, proportionally to the number of shares, pursuant to Article 247 and other applicable provisions of the General Law of Business Associations.

The corporation can only dissolve once all the obligations contracted by each of the financial entities prior to the dissolution of the group, have been performed, or cover the losses which under the terms of Article 28 of the Law Regulating Financial Group must be performed.

Upon revocation of the authorization referred to by Article 6 of the Law Regulating Financial Groups, the financial entities which separate shall cease to appear as members of the financial group.

FIFTY EIGHTH. The incorporation to the group of a financial entity or the merger of the corporation or of any financial entity member of the latter shall be carried out in compliance with the provisions of Articles 10 and 27-J of the Law Regulating Financial Groups and other applicable provisions.

FIFTY NINTH. The separation of any of the financial entities which are members of the group shall be previously authorized by the Ministry of Finance and Public Credit and shall enter into effect from the date in which the authorization referred to by Article 11 of the Law Regulating Financial Groups, as well as the respective agreements of the General Shareholders’ Meeting are filed before the Commercial Public Registry. Upon the separation entering into effect, the financial entities which are separated shall cease appearing as members of the financial group.

The separation of the financial entities shall be carried out without prejudice that the Corporation’s liabilities referred to by Article 28 of the Law Regulating Financial Groups survive, while the obligations contracted by the financial entities prior to their separation from the group have not been fully performed, or the losses covered under the terms of Article 28 of the aforementioned legislation.

CHAPTER XI

GENERAL PROVISIONS

SIXTIETH. This corporation’s by-laws, the Sole Liability Agreement, as well as any amendment thereof, shall be submitted for the approval of the Ministry of Finance and Public Credit, who shall grant or deny it hearing to the opinion of the Banco de México and, as applicable, of the Banking and Securities and of Insurances and Bond Commissions.

Once the aforementioned documents have been approved, they shall be filed before the Commercial Public Registry without the need of injunction.

SIXTY FIRST. The mere purchase of a share representing the capital stock implies the unconditional acceptance by the purchaser of the content hereof, of the Sole Liability Agreement entered under the terms of Article 28 and 29 of the Law Regulating Financial Groups, by the corporation with each of the financial entities which are members of the group, and the resolutions legally adopted by the General Shareholders’ Meeting.

PERSONALITY

Mrs. ROCIO ERIKA BULHOSEN ARACIL states under oath that the capacity under which she appears and acts has not been revoked nor in any way modified and is in effect in all its terms, credited with certified copy of public deed eighty eight thousand five hundred and forty nine, issued on October eighteen of two thousand and twelve, before the notary public thirty one of the Federal District Alfonso González Alonso, acting as alternate of this protocol, the minute of the meeting of the members of the board of directors of “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE (currently “GRUPO FINANCIERO SANTANDER MEXICO” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE), held on April twenty six two thousand and twelve, whereby, among other agreements, it was agreed to ratify the following persons in the positions indicated, within the BOARD OF DIRECTORS OF “GRUPO FINANCIERO SANTANDER MEXICO” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE (formerly “GRUPO FINANCIERO SANTANDER” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE), whereby, among other agreements, it was taken to ratify Mrs. ROCIO ERIKA BULHOSEN ARACIL, in the position as alternate secretary of the board of directors.

I, THE NOTARY, CERTIFY AND ATTEST:

A. That the above related and inserted matches the its originals, to which I refer and were before me.

B. That I fully identified as notary before the appearing party, whom I personally know and in my opinion has the necessary capacity to execute this act, since I know nothing to the contrary.

C. That the appearing party has presented before me the renewal of the corporation’s registration statement before the National Registry of Foreign Investment, filed on May thirty two thousand and thirteen, at the General Directorate of Foreign Investment of the aforementioned Registry, which in photocopy the undersigned notary attaches to the docket of this deed under letter “A”.

D. That in respect to her personal information stated being: of Mexican nationality by birth, born in this city, on May seventeen nineteen sixty nine, married, bank official and with address in Prolongación Paseo de la Reforma five hundred, Colonia Lomas de Santa Fe, Delegación Alvaro Obregón, in Mexico, Federal District.

E. That I warned the appearing party of the penalties incurred by those who falsely declare before notary.

F. That once this deed was read by the appearing party and having the undersigned notary explained the legal value and consequences of its content, he states his full understanding and agreement thereof and signed it on this day of the same month of its date, being AUTHORIZED.

SIGNATURE:                                 Of Rocio Erika Bulhosen Aracil.

MIGUEL ALESSIO ROBLES. Authorizing stamp.

THIRD CERTIFIED COPY FROM ITS ORIGINAL AND THIRD ISSUED FOR “GRUPO FINANCIERO SANTANDER MEXICO” SOCIEDAD ANÓNIMA BURSÁTIL DE CAPITAL VARIABLE, TO BE USED AS RECORD. GOES IN FORTY NINE COLLATED AND CORRECTED PAGES. MEXICO, FEDERAL DISTRICT, ON.

The undersigned, Mariajose Girault Facha, Expert Translator authorized by the H. Supreme Court of the Federal District, as evidenced in Judicial Newsletter dated August 07, 2013, hereby certifies that the preceding text is the true and exact translation, to the best of my knowledge, of its original in Spanish.

Mexico, Federal District, April 1, 2014.